                                                                  EXHIBIT 10(a)




                                U.S. $22,500,000


                                CREDIT AGREEMENT


                           DATED AS OF APRIL 4, 1997


                                    BETWEEN


                PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP


                                AS THE BORROWER


                                      AND


                             LASALLE NATIONAL BANK


                                 AS THE LENDER

                               TABLE OF CONTENTS


ARTICLE I         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
           DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              SECTION 1.1                       Definitions . . . . . . . . . . . . . . . . . .    2
              Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Adjusted LIBOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Admitted Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
              Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Annual Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Applicable LIBOR Margin . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
              Authorized Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
              Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
              Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
              Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Capitalized Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Contingent Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
              Continuation/Conversion Notice  . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Contractual Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Controlled Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Dollar(s) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
              Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              ERISA Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              Fiscal Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
              Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
              F.R.S. Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
              GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
              Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
              Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
              Hedging Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
              Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
              Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

              Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
              Insurance Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
              Interest Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
              Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
              Invested Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
              Investment Grade Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
              IRIS Tests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
              Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              LIBOR Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
              Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
              Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
              MEEMIC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
              Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
              NAIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
              Net Written Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Operating Earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              PICOM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              PICOM Claims Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              PICOM-ILL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
              Prime Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
              Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
              Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
              Regulatory Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
              Reinsurance Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              Reportable Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              Requirement of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              Risk Based Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              SAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
              Solvent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

              Statutory Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
              Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
              Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
              Surplus Relief Reinsurance Agreements . . . . . . . . . . . . . . . . . . . . . .   17
              Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
              Unmatured Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
              U.S. Government Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
              Welfare Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
           SECTION 1.2                         Use of Defined Terms . . . . . . . . . . . . . .   17
           SECTION  1.3                        Cross References; Headings . . . . . . . . . . .   17
           SECTION 1.4                         Other Definitional Provisions  . . . . . . . . .   18

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
           AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
           SECTION 2.1                         Term Loan  . . . . . . . . . . . . . . . . . . .   18
           SECTION 2.2                          . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
           NOTE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
           SECTION 3.1                         Note . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
           INTEREST; CONVERSION; LIBOR LOAN . . . . . . . . . . . . . . . . . . . . . . . . . .   19
           SECTION 4.1                         Interest Rate. . . . . . . . . . . . . . . . . .   19
           4.1.4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
           SECTION 4.2                         Interest Payment Dates . . . . . . . . . . . . .   21
           SECTION 4.3                         Setting of Rates . . . . . . . . . . . . . . . .   21
           SECTION 4.4                         Computation of Interest  . . . . . . . . . . . .   21
           SECTION 4.5  . . . . . . . . . . . .Continuation and Conversion Election . . . . . .   21
           SECTION 4.6                         Funding. . . . . . . . . . . . . . . . . . . . .   22
           SECTION 4.7                         LIBOR Rate Lending Unlawful. . . . . . . . . . .   23
           SECTION 4.8                         LIBOR Deposits Unavailable . . . . . . . . . . .   23
           SECTION 4.9                         Increased LIBOR Loan Costs . . . . . . . . . . .   23
           SECTION 4.10                        Funding Losses . . . . . . . . . . . . . . . . .   24

ARTICLE V   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
           FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
           SECTION 5.1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
           MAKING OF PAYMENTS; SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
           SECTION 6.1                         Making of Payments . . . . . . . . . . . . . . .   25

           SECTION 6.2                                    Due Date Extension  . . . . . . . . .   25
           SECTION 6.3                                    Setoff. . . . . . . . . . . . . . . .   25

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
           INCREASED COSTS AND OTHER SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . .   26
           SECTION 7.1                                    Increased Costs . . . . . . . . . . .   26
           SECTION 7.2                                    General Funding Losses. . . . . . . .   26
           SECTION 7.3                                    Discretion of Lender as to Manner of
                  Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
           SECTION 7.4                                    Conclusiveness of Statements; Survival of
                  Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE VIII      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
           REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
           SECTION 8.1                                    Due Organization, Authorization, etc.
                  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
           SECTION 8.2                                    Certain Agreements. . . . . . . . . .   28
           SECTION 8.3                                    Statutory Financial Statements. . . .   28
           SECTION 8.4                                    Projections . . . . . . . . . . . . .   30
           SECTION 8.5                                    Borrower's Financial Information. . .   30
           SECTION 8.6                                    Litigation and Contingent Liabilities   31
           SECTION 8.7                                    Absence of Default. . . . . . . . . .   31
           SECTION 8.8                                    Employee Benefit Plans. . . . . . . .   31
           SECTION 8.9                                    Investment Company Act. . . . . . . .   31
           SECTION 8.10                                   Regulations G, U and X. . . . . . . .   32
           SECTION 8.11                                   Proceeds. . . . . . . . . . . . . . .   32
           SECTION 8.12                                   Insurance . . . . . . . . . . . . . .   32
           SECTION 8.13                                   Material Disruptions. . . . . . . . .   32
           SECTION 8.14                                   Ownership of Properties . . . . . . .   33
           SECTION 8.15                                   Business Locations. . . . . . . . . .   33
           SECTION 8.16                                   Accuracy of Information . . . . . . .   33
           SECTION 8.17                                   Subsidiaries. . . . . . . . . . . . .   33
           SECTION 8.18                                   MEEMIC Transactions . . . . . . . . .   33
           SECTION 8.19                                   Insurance Licenses  . . . . . . . . .   34
           SECTION 8.20                                   Broker or Finders Fees. . . . . . . .   34
           SECTION 8.21                                   Taxes . . . . . . . . . . . . . . . .   34
           SECTION 8.22                                   Securities Laws . . . . . . . . . . .   35
           SECTION 8.23                                   Compliance with Laws. . . . . . . . .   35
           SECTION 8.24                                   Employees and Labor . . . . . . . . .   35
           SECTION 8.25                                   Solvency. . . . . . . . . . . . . . .   35
           SECTION 8.26                                   Hazardous Material. . . . . . . . . .   35
           SECTION 8.27                                   Environmental Compliance. . . . . . .   36

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
           COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
           SECTION 9.1                               Affirmative Covenants. . . . . . . . . . .   37
           SECTION 9.1.1                             Reports, Certificates and Other Information  37
           SECTION 9.1.2                             Corporate Existence; Foreign Qualification   44
           SECTION 9.1.3                             Books, Records and Inspections . . . . . .   44
           SECTION 9.1.4                             Insurance. . . . . . . . . . . . . . . . .   44
           SECTION 9.1.5                             Taxes and Liabilities. . . . . . . . . . .   45
           SECTION 9.1.6                             Compliance with Laws . . . . . . . . . . .   45
           SECTION 9.1.7                             Maintenance of Permits . . . . . . . . . .   45
           SECTION 9.1.8                             Investments. . . . . . . . . . . . . . . .   45
           SECTION 9.1.9                             Dividends. . . . . . . . . . . . . . . . .   46
           SECTION 9.1.10                            Interest Rate Protection . . . . . . . . .   46
           SECTION 9.1.11                            Tax Return Filings . . . . . . . . . . . .   46
           SECTION 9.1.12                            Employee Benefit Plans . . . . . . . . . .   47
           SECTION 9.1.13                            Best Rating. . . . . . . . . . . . . . . .   47
           SECTION 9.1.14                            Environmental Matters. . . . . . . . . . .   47
           SECTION 9.2                               Negative Covenants . . . . . . . . . . . .   48
           SECTION 9.2.1                             Minimum Surplus. . . . . . . . . . . . . .   48
           SECTION 9.2.2                             NAIC IRIS Tests. . . . . . . . . . . . . .   48
           SECTION 9.2.3                             Net Written Premium to Surplus . . . . . .   48
           SECTION 9.2.4                             Interest Coverage. . . . . . . . . . . . .   48
           SECTION 9.2.5                             Fixed Charges Coverage Ratio . . . . . . .   48
           SECTION 9.2.6                             Funded Indebtedness to Equity. . . . . . .   49
           SECTION 9.2.7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
           SECTION 9.2.8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
           SECTION 9.2.9                             Guarantees, Loans, Advances and
                Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
           SECTION 9.2.10                            Mergers, Consolidations and Sales. . . . .   49
           SECTION 9.2.11                            Leases . . . . . . . . . . . . . . . . . .   50
           SECTION 9.2.12                            Unconditional Purchase Obligations . . . .   50
           SECTION 9.2.13                            Regulations G, U and X . . . . . . . . . .   50
           SECTION 9.2.14                            Subsidiaries . . . . . . . . . . . . . . .   50
           SECTION 9.2.15                            Other Agreements . . . . . . . . . . . . .   50
           SECTION 9.2.16                            Business Activities. . . . . . . . . . . .   50
           SECTION 9.2.17                            Transactions with Affiliates . . . . . . .   51
           SECTION 9.2.18                            Indebtedness . . . . . . . . . . . . . . .   51
           SECTION 9.2.19                            Liens. . . . . . . . . . . . . . . . . . .   51
           SECTION 9.2.20                            Advances to or Investments in Affiliates
                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
           SECTION 9.2.21                            Restricted Payments. . . . . . . . . . . .   52

           SECTION 9.2.22                             Negative Pledge Agreements. . . . . . . .   53
           SECTION 9.2.23                             No Amendment of Certain Documents . . . .   53
           SECTION 9.2.24                             Borrower's and Subsidiaries' Stock. . . .   53
           SECTION 9.2.25                             Restrictions on Surplus Relief Reinsurance
                Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
           SECTION 9.2.26                             Borrower Property . . . . . . . . . . . .   53
           SECTION 9.2.27                             Capital Expenditures. . . . . . . . . . .   53

ARTICLE X         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
           CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
           SECTION 10.1                               No Default. . . . . . . . . . . . . . . .   54
           SECTION 10.2                               Warranties and Representations. . . . . .   54
           SECTION 10.3                               Litigation. . . . . . . . . . . . . . . .   54
           SECTION 10.4                               Fees. . . . . . . . . . . . . . . . . . .   54
           SECTION 10.5                               Documents . . . . . . . . . . . . . . . .   54
           SECTION 10.5.1                             Certain Related Documents . . . . . . . .   54
           SECTION 10.5.2                             Resolutions . . . . . . . . . . . . . . .   54
           SECTION 10.5.3                             Incumbency and Signatures . . . . . . . .   55
           SECTION 10.5.4                             Opinion of Counsel. . . . . . . . . . . .   55
           SECTION 10.5.5                             Charter and By-Laws . . . . . . . . . . .   55
           SECTION 10.5.6                             Insurance . . . . . . . . . . . . . . . .   55
           SECTION 10.5.7                             List of Directors and Officers. . . . . .   55
           SECTION 10.5.8                             Certificates. . . . . . . . . . . . . . .   55
           SECTION 10.5.9                             Financial Statements and Information. . .   56
           SECTION 10.5.10                            Consents. . . . . . . . . . . . . . . . .   56
           SECTION 10.5.11                            Actuarial Certification . . . . . . . . .   56
           SECTION 10.5.12                            MEEMIC Transactions . . . . . . . . . . .   56
           SECTION 10.5.13                            Insurance Proceedings . . . . . . . . . .   56
           SECTION 10.5.14                            Labor Matters . . . . . . . . . . . . . .   56
           SECTION 10.5.15                            Tax Sharing Agreements. . . . . . . . . .   56
           SECTION 10.5.16                            Other . . . . . . . . . . . . . . . . . .   57

ARTICLE XI        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
           EVENTS OF DEFAULT AND THEIR EFFECT . . . . . . . . . . . . . . . . . . . . . . . . .   57
           SECTION  11.1                              Events of Default . . . . . . . . . . . .   57
           SECTION 11.1.1                             Non-Payment of Loan . . . . . . . . . . .   57
           SECTION 11.1.2                             Non-Payment of Fees, etc. . . . . . . . .   57
           SECTION 11.1.3                             Non-Payment of Other Indebtedness . . . .   57
           SECTION 11.1.4                             Other Material Obligations. . . . . . . .   57
           SECTION 11.1.5                             Bankruptcy, Insolvency, etc . . . . . . .   58

           SECTION 11.1.6                           Non-compliance With Certain Provisions. . .   58
           SECTION 11.1.7                           Non-compliance With Other Provisions. . . .   58
           SECTION 11.1.8                           Warranties and Representations. . . . . . .   58
           SECTION 11.1.9                           Tax Sharing Agreements. . . . . . . . . . .   59
           SECTION 11.1.10                          Loan Documents. . . . . . . . . . . . . . .   59
           SECTION 11.1.11                          Change in Ownership . . . . . . . . . . . .   59
           SECTION 11.1.12                          Litigation. . . . . . . . . . . . . . . . .   59
           SECTION 11.1.13                          Change in Regulation. . . . . . . . . . . .   59
           SECTION 11.1.14                          Change in Reinsurance . . . . . . . . . . .   60
           SECTION 11.1.15                          Employee Benefit Plans. . . . . . . . . . .   60
           SECTION 11.2                             Effect of Event of Default. . . . . . . . .   60

ARTICLE XII       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
           SUCCESSORS; PARTICIPATIONS               . . . . . . . . . . . . . . . . . . . . . .   61
           SECTION 12.1                             . . . . . . . . . . . . . . . . . . . . . .   61

ARTICLE XIII      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
           GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
           SECTION 13.1                             Waiver; Amendments. . . . . . . . . . . . .   61
           SECTION 13.2                             Confirmations . . . . . . . . . . . . . . .   61
           SECTION 13.3                             Notices . . . . . . . . . . . . . . . . . .   62
           SECTION 13.4                             Cost, Expenses and Taxes. . . . . . . . . .   62
           SECTION 13.5                             Indemnification . . . . . . . . . . . . . .   62
           SECTION 13.6                             Submission to Jurisdiction. . . . . . . . .   64
           SECTION 13.7                             Governing Law . . . . . . . . . . . . . . .   64
           SECTION 13.8                             Jury Trial. . . . . . . . . . . . . . . . .   64
           SECTION 13.9                             Successors and Assigns. . . . . . . . . . .   65
           SECTION 13.10                            Counterparts. . . . . . . . . . . . . . . .   65

Exhibit A     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Exhibit B     Continuation/Conversion Notice  . . . . . . . . . . . . . . . . . . . . . . . . .    6
Exhibit C     Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
Exhibit D     Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Exhibit E     Actuarial Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

                                CREDIT AGREEMENT


           THIS CREDIT AGREEMENT, dated as of April 4, 1997, is entered into by and between PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP, a Michigan corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association having its principal office at 135 South LaSalle Street, Chicago, Illinois 60603 ("Lender").

                              W I T N E S S E T H

           WHEREAS, pursuant to an Agreement dated as of February 7, 1997 (the "MEEMIC Agreement"), by and among Borrower, PICOM Insurance Company ("PICOM") and Michigan Educational Employees Mutual Insurance Company ("MEEMIC"): (i) Borrower will contribute $21,500,000 to MEEMIC in exchange for a Surplus Note ("Surplus Note"), (ii) Borrower and MEEMIC will enter into a ten year management services agreement, (iii) MEEMIC and PICOM will enter into a quota share reinsurance contract, (iv) Borrower shall purchase certain equipment from MEEMIC, and (v) certain other events shall occur (collectively, the "MEEMIC Transactions");

           WHEREAS, Borrower intends to pursue other actions culminating in the demutualization of MEEMIC into Borrower and acquisition of the assets of Michigan Educators Insurance Agency, a Michigan corporation ("MEIA");

           WHEREAS, Borrower owns directly or indirectly 100% of the outstanding capital stock of PICOM;

           WHEREAS, in order to effectuate the MEEMIC Transactions, the Borrower desires to obtain a term loan (the "Loan") from the Lender in an aggregate principal amount of Twenty-two Million Five Hundred Thousand Dollars ($22,500,000);

           WHEREAS, the Lender is willing to make such Loan on the terms and conditions hereinafter set forth;

           WHEREAS, the proceeds of the Loan shall be used by the Borrower to finance in part (i) the MEEMIC Transactions and (ii) costs or expenses incurred by the Borrower to effect the MEEMIC Transactions and the financing represented by this Agreement;

           NOW, THEREFORE, in consideration of the premises, which are hereby incorporated herein as true, and the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

           SECTION 1.1 Definitions. When used herein the following terms shall have the following meanings:

           Account is defined in Section 6.1.

           Adjusted LIBOR is defined in Section 4.1.2.

           Admitted Assets shall mean as to PICOM, PICOM-ILL. or MEEMIC, as of any date, the total amount shown on line 22, page 2, column 4 of its Annual Statement, or the amount of assets qualifying as admitted assets under SAP, determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

           Affiliate of any Person shall mean (i) any director (or Person holding the equivalent position) or officer (or Person holding the equivalent position) of such Person or of any Affiliate of such Person, and (ii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be:

                (a) "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

                    (i) to vote 10% or more of the securities having at the time of any determination hereunder voting power for the election of directors of such Person; or

                    (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; or

                (b) "controlled by" or "under common control with" such other Person if such other Person is a member of the immediate family of such Person or is the executor, administrator, or other personal representative of such Person.

           Agreement shall mean this Credit Agreement, together with all exhibits and schedules hereto, as from time to time amended, modified, supplemented, restated or otherwise modified and in effect.

           Annual Statement shall mean the annual financial statement of PICOM, PICOM-Ill. or MEEMIC as required to be filed with the director, division of insurance (or similar authority) of Michigan or Illinois, as the case may be, together with all exhibits or schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for the 1996 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1996 Annual Statement of PICOM, PICOM-Ill. or MEEMIC.

           Applicable LIBOR Margin (or "ALM" in the following grid) for purposes of determining the interest rate on a LIBOR Loan, means initially .75% (the "Normal LIBOR Margin"), provided however that the Normal LIBOR Margin shall be subject to quarterly adjustment determined in accordance with the following grid:

             WHEN DEBT SERVICE COVERAGE OF BORROWER AND ITS CONSOLIDATED SUBSIDIARIES IS:


WHEN RATIO                                             >4.0x  >2.5x &   >2.0x &   >1.5x &  >1.3x &  <1.3x
OF FUNDED                                              -      -         -         -        -
INDEBTEDNESS                                                 <4.0x     <2.5x     <2.0x    <1.5x
TO EQUITY OF
BORROWER AND
ITS CONSOLIDATED                            <.25:1    ALM =  ALM =     ALM =     ALM =    ALM =     ALM =
SUBSIDIARIES IS:                            -         0.625% 0.750%    1.000%    1.250%   1.500%    1.750%


                                            >.25:1 &  ALM =  ALM =     ALM =     ALM =    ALM =     ALM =
                                            <.30:1    0.750% 0.750%    1.000%    1.250%   1.500%    1.750%
                                            -

                                            >.30:1 &  ALM =  ALM =     ALM =     ALM =    ALM =     ALM =
                                            <.35:1    1.000% 1.000%    1.000%    1.250%   1.500%    1.750%
                                            -

                                            >.35:1 &  ALM =  ALM =     ALM =     ALM =    ALM =     ALM =
                                            <.40:1    1.250% 1.250%    1.250%    1.250%   1.500%    1.750%
                                            -

                                            >.40:1 &  ALM =  ALM =     ALM =     ALM =    ALM =     ALM =
                                            <.45:1    1.500% 1.500%    1.500%    1.500%   1.500%    1.750%
                                            -

                                            >.45:1    ALM =  ALM =     ALM =     ALM =    ALM =     ALM =
                                                      1.750% 1.750%    1.750%    1.750%   1.750%    1.750%


          Authorized Officer shall mean those officers of the Borrower whose signatures and incumbency shall have been certified to the Lender pursuant to
Section 10.5.3.

          Borrower is defined in the Preamble.

          Business Day shall mean any day of the year (other than any Saturday or Sunday) on which the Federal Reserve Bank is open for business in Chicago, Illinois and, with respect to LIBOR Loans, a day on which dealings in Dollars may be carried on by the Lender or its Affiliates in the London interbank LIBOR market.

                     Capital Expenditures shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

                     Capitalized Lease shall mean as to any Person any lease by such Person as lessee which is or should be capitalized on the balance sheet in accordance with GAAP, together with any other lease which is in substance a financing lease, including, without limitation, any lease under which (i) such Person has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date the lease is entered into, or (ii) the terms of the lease approximates or exceeds the expected useful life of the property leased thereunder.

                     Closing Date shall mean April 4, 1997 or such other date as may be agreed to by the parties to this Agreement.

                     Code shall mean the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, as amended, reformed or otherwise modified and in effect from time to time. References to sections of the Code shall be construed to also refer to successor sections.

                     Compliance Certificate shall mean a certificate duly executed by an Authorized Officer substantially in the form of Exhibit A, with such changes as the Lender may from time to time reasonably request, for purposes of monitoring the Borrower's compliance herewith.

                     Contingent Liability shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable for (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person, or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for value received. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby. Contingent Liabilities shall not include any amount for which PICOM or MEEMIC may be or become obligated to pay pursuant to the terms of any insurance policy, fidelity bonds or surety bonds issued by PICOM or MEEMIC in the ordinary course of its insurance, fidelity or surety business.

                     Continuation/Conversion Notice shall mean a notice of continuation or conversion duly executed by an Authorized Officer substantially in the form of Exhibit B.

                     Contractual Obligation shall mean, relative to any Person, any provision of any instrument or undertaking to which such Person is a party or by which it or any of its property is bound or subject.

                     Controlled Group shall mean the Borrower and any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses as described in sections 414(b) and 414(c), respectively, of the Code, as amended, or in Section 4001 of ERISA.

                     Debt Service Coverage shall mean with respect to the Borrower the ratio calculated in accordance with GAAP on a consolidated basis for the most recently concluded rolling four Fiscal Quarters, of (A) the sum of
(1) net operating income before payment of, or allowance for, all federal, state and local income taxes; (2) Interest Expense; (3) depreciation and amortization expense, less (B)(1) all amounts distributed to Affiliate or stockholders, and (2) Capital Expenditures, to (C) the sum of (1) Interest Expense and (2) all Indebtedness which is scheduled to mature within one (1) year after the date of a Debt Service Coverage determination.

                     Default shall mean any Event of Default or any Unmatured Event of Default.

                     Default Rate is defined in Section 4.1.2.

   Department shall mean the appropriate Governmental Authority of any Insurance Subsidiary's state of domicile.

                     Dollar(s) and the sign "$" shall mean lawful money of the United States of America.

                     Environmental Claims - see Section 9.2.15.

                     Environmental Laws shall mean any and all federal, state or local environmental or health and safety-related laws, regulations, rules, ordinances, orders or directives.

                     Equity shall mean as to any Person, at any time, all items that constitute equity under GAAP, including but not limited to all of the issued and outstanding common and preferred stock of such Person, and additional paid-in capital.

                     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations promulgated thereunder and under the Code, in each case as in effect from time to time. References to sections of ERISA also refer to successor sections.

                     ERISA Event shall mean, with respect to any Person, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of such Person or any Affiliate thereof from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a lien under Section 412 of the Code or ERISA Section 302, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or to cause the imposition of any liability under Title IV of ERISA.

                     Event of Default shall mean any of the events described in
Section 11.1 hereof.

                     Fiscal Quarter shall mean any quarter of a Fiscal Year.

                     Fiscal Year shall mean any period of twelve consecutive calendar months ending on the last day of December.

                     Fixed Charge Coverage Ratio shall mean, with respect to the Borrower and its consolidated Subsidiaries calculated in accordance with GAAP, the ratio for the most recently concluded rolling four Fiscal Quarters, of (A) the sum of (1) net operating income before payment of, or allowance for, all federal, state and local income taxes, (2) Interest Expense; (3) Lease Obligations; (4) depreciation and amortization expense, less (B) (1) all amounts distributed to Affiliates or stockholders, and (2) Capital Expenditures, to (C) the sum of (1) Interest Expense, (2) Lease Obligations, and (3) all Indebtedness which is scheduled to mature within one (1) year after the date of a Fixed Charge Coverage Ratio determination.

                     Force Majeure shall mean acts of God, acts of public enemies, insurrection, riots, civil disturbances, strikes, boycotts, other direct consequences of labor dispute, other industrial disturbances, fires, explosions, volcanic eruptions, floods, epidemics, quarantine restrictions, shortages of materials, equipment or transportation, freight embargoes, power or utility failures, orders or acts, or failures to act, of civil or military authority or other similar causes beyond the control of Borrower.

                     F.R.S. Board shall mean the Board of Governors of the Federal Reserve System (or any successor thereto).

                     "Funded Indebtedness" shall mean, as to any Person, shall mean indebtedness that matures more than one year from the date of determination or matures within one year from such date but is renewable or extendable, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (in each case including amounts of Funded Indebtedness required to be paid or prepaid within one year from the date of determination).

                     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                     GAAP Liabilities shall mean all items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of the Person involved.

                     Governmental Authority shall mean any nation or government, any state or other political subdivision thereof, any municipality or any department or division thereof, any court or tribunal of any jurisdiction, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Illinois Department and Michigan Department.

                     Hazardous Material means any chemical, substance, material, object, condition, waste or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, all of those chemicals, substances, materials, objects, conditions, wastes or combinations thereof which are now or become listed, defined or regulated in any manner by any federal state or local law based upon, directly or indirectly, such properties or effects.

                     Hedging Obligations shall mean, with respect to any Person, all liabilities of such Person under interest rate swap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

                     Illinois Department is defined in Section 8.3.

                     Indebtedness of a Person shall mean (a) all indebtedness of such Person for borrowed money, including, without limitation, any Liabilities (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments of such Person, (b) indebtedness of such Person for the deferred purchase price of services or property, (c) Lease Obligations of such Person and obligations of such Person under Capitalized Leases, (d) indebtedness of such Person arising under acceptance facilities, (e) obligations of such Person with respect to judgments, awards or decrees, (f) GAAP Liabilities, (g) net liabilities (calculated on a marked to market basis) of such Person under all Hedging Obligations, (h) indebtedness of such Person consisting of unpaid reimbursement obligations in respect of all drawings under letters of credit issued for the account of such Person (including, without limitation, with respect to each of the foregoing clauses (a) through (h), any such indebtedness or obligation which is non-recourse to the credit of such Person but is secured by assets of such Person) and (i) all Contingent Liabilities of such Person in respect to any of the foregoing.

                     Indemnified Liabilities is defined in Section 13.5.

                     Indemnified Parties is defined in Section 13.5.

                     Insurance Code shall mean the Insurance Code of the state of domicile and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

                     Interest Expense shall mean, for any period for any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on an income statement of such Person for such period to the extent such amount represents interest payments paid in cash during such period.

                     Interest Period shall mean, relative to any LIBOR Loan, the period which begins on (and includes) the date on which such LIBOR Loan is made or continued as, or converted into, a LIBOR Loan pursuant to Section 4.5 and, unless the maturity of such a LIBOR Loan is accelerated, ends on (but excludes) the day which numerically corresponds to such date one, two, three, six or twelve months thereafter, as the Borrower may select in its relevant notice pursuant to Section 4.5; provided, that:

                 (a) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

                 (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                 (c) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would end later than the maturity of the Loan.

                     Invested Assets shall mean, with respect to PICOM, PICOM, Ill. and MEEMIC as of any date, the amount reported on line 9a, page 2, column 4 of the Annual Statement of PICOM or MEEMIC, or any amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.

                     Investment Grade Securities shall mean non-equity securities which are rated BBB- or better by Standard & Poor's Corporation, Baa-3 by Moody's Investors Service, Inc., BBB- by Duff & Phelps Credit Rating Co. or BBB- by Fitch Investors Service, Inc. and U.S. Government Securities, and commercial paper rated A-1, P-1, D-1-, or F-1 (or better) by any of the above rating agencies.

                     IRIS Tests shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System or, in lieu thereof, any successor thereto, replacement thereof or substitute implemented by the NAIC.

                     Lease Obligations shall mean, at any date, the rental commitments of any Person under leases for real and/or personal property (including taxes, insurance, maintenance and similar expenses which any Person is obligated to pay under the terms of said leases) on such date, whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person or in the notes thereto, excluding, however, Capitalized Leases.

                     Lender is defined in the Preamble.

                     Liabilities shall mean all obligations and liabilities of the Borrower and its Subsidiaries to the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or non-recourse or now or hereafter existing or due or to become due, whether for principal, interest, fees, expenses, lease obligations, indemnities or otherwise, under or in connection with this Agreement, the Note, or any other Loan Documents and including any Hedging Obligations to the Lender that relate to this Agreement.

                     LIBOR  is defined in Section 4.1.2.

                     LIBOR Loan means a Loan bearing interest at the rate specified in Section 4.1.2.

                     Licenses is defined in Section 8.19; individually a "License."

                     Lien shall mean, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment or performance of any obligation and shall include any mortgage, lien, pledge, security interest, encumbrance, charge, retained title of a conditional vendor or lessor, or other security agreement, mortgage deed of trust, chattel mortgage, assignment, pledge, retention of title, financing or similar statement or notice or arising as a matter of law, judicial progress or otherwise.

                     Loan shall mean the term loan made by the Lender at the Closing and thereafter pursuant to Section 2.1 hereof.

                     Loan Documents shall mean this Agreement, the Note, and all other agreements, instruments, certificates, schedules or other written documents relating to or delivered by the Borrower or any of its Subsidiaries in connection with any of the foregoing or in connection with any transaction or matter contemplated therein, including, without limitation, the MEEMIC Documents, and any other deliveries pursuant to Article X hereof.

                     Margin Stock shall mean "margin stock" as defined in Regulations G, U or X of the F.R.S. Board.

                     Material Adverse Effect shall mean, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse effect on:

                 (a) the assets of or the then-existing or projected business, revenues, financial condition, operations or prospects of a Person; or

                 (b) the ability of any Person to perform any of its payment or other material obligations under this Agreement, the Note, or any of the other Loan Documents.

Unless otherwise specifically provided herein or therein, any reference herein or in any Loan Documents to which the Lender is a party or beneficiary to Material Adverse Effect shall mean a Material Adverse Effect on either the Borrower or PICOM, or on the Borrower and its Subsidiaries taken as a whole.

                     MEEMIC Documents shall mean the Agreement dated February 7, 1997 between Borrower, PICOM and MEEMIC ("MEEMIC Agreement") and all other related agreements and documents ancillary thereto and shall be deemed to specifically include the Form A filing and approvals relating thereto.

                     MEEMIC Transactions shall mean those referred to in the MEEMIC Documents.

                     MEIA shall mean Michigan Educators Insurance Agency, a Michigan corporation.

                     Michigan Department is defined in Section 8.3.

                     Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which the Borrower or PICOM is making, or is obligated to make, contributions, or has made, or been obligated to make, contributions.

                     NAIC shall mean the National Association of Insurance Commissioners, or any successor thereto.

                     Net Written Premium shall mean, with respect to PICOM as of any date, the amount reported on line 32, page 9, part 2B, column 4 of the Annual Statement of PICOM, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.

                     Note is defined in Section 3.1.

                     Operating Earnings shall mean, as to PICOM, as of any date, the total amount shown on line 14, page 4, column 1 of the Annual Statement of PICOM, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.

                     Payment Date shall mean (i) with respect to any LIBOR Loan, the last day of each Interest Period with respect thereto and, if such Interest Period is in excess of three months, the day three months after the commencement of such Interest Period and thereafter the day three months after each succeeding Payment Date, and (ii) with respect to any Prime Rate Loan, the last day of each month.

          PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

                     Permitted Encumbrances is defined in Section 9.2.20 hereof.

                     Person shall mean any natural person, corporation, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                     PICOM is defined in the first recital.

                     PICOM Claims Services shall mean PICOM Claims Services Corporation.

                     PICOM-ILL. shall mean PICOM Insurance Company of Illinois.

                     Plan shall mean any "employee pension benefit plan," as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a "Multiemployer Plan"), and as to which any entity in the Controlled Group has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                     Prime Rate shall mean, at any time, the rate of interest then most recently announced by the Lender at Chicago, Illinois as its reference rate. Each change in the interest rate on any Prime Rate Loan shall take effect on the effective date of the change in the Prime Rate.

                     Prime Rate Loan means a Loan bearing interest at the rate described in Section 4.1.1.

                     Projections is defined in Section 8.4.

                     Property shall mean the real estate located at:

                             4277 Okemos Rd., Okemos, MI (Home Office)
                             4295 Okemos Rd., Okemos, MI (Claims Office next
                                  door to Home Office)
                             148 E. Grand River Ave.,
                                  Williamson, MI (Disaster recovery site-
                                  Rented)
                             Lot #5 Red Cedar Res. Pk., Meridian Twp. (Lot next
                                  to Home Office)
                             2511 Woodlake Circle, Okemos, MI (Land for
                                  proposed new Home Office)

         Regulatory Change shall mean, relative to the Lender:

         (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                 (i) United States federal or state law, rule or regulation, or foreign law applicable to such Lender;

                 (ii) regulation, administration, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Lender of any court or other Governmental Authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of any fiscal, monetary or other authority having jurisdiction over such Lender; or

         (b) any change in the application to such Lender of any existing law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above;

in either case, occurring after the date hereof.

                     Reinsurance Agreements shall mean any agreement, contract, treaty or other arrangement (other than a Surplus Relief Reinsurance Agreement) whereby PICOM, PICOM-Ill. or MEEMIC agrees to either (i) an assumption by another insurer of or an indemnification by another insurer for all or part of the liability of PICOM, PICOM-Ill. or MEEMIC under fidelity or surety bonds or a policy or policies of insurance issued by PICOM, PICOM-Ill. or MEEMIC; or
(ii) accept all or part of the liability of another insurer under fidelity or surety bonds or a policy or policies of insurance issued by such other insurer.

                     Reportable Event shall have the meaning given to such term by ERISA.

                     Requirement of Law for any Person shall mean the corporate charter and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, ordinance or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                     Risk Based Capital shall mean, as to any Insurance Subsidiary, its total adjusted capital determined in accordance with the risk based capital laws and regulations adopted by the state of domicile and the risk based capital instructions adopted by the NAIC.

                     SAP shall mean, as to PICOM, any Insurance Subsidiary or MEEMIC, the statutory accounting practices prescribed or permitted by the director, division of insurance (or other similar authority) of the state of domicile for the preparation of Annual Statements and other financial reports by insurance corporations of the same type as PICOM, any such Insurance Subsidiary or MEEMIC.

                     Securities shall mean common and preferred stock, joint venture interests, partnership units and participations, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including, without limitation, warrants, rights, put and call options and other options relating thereto or any combination thereof), guarantees of indebtedness, chooses in action, other property or interests commonly regarded as securities or any form of interest or participation therein. Securities which the Borrower has contracted to purchase shall not be deemed for purposes of this Agreement to be owned by the Borrower until settlement of such purchase.

                     Solvent shall mean, when used with respect to any Person,
            that:

                     (a) the present fair saleable value of such Person's assets is in excess of the total amount of such Person's liabilities (including all identified Contingent Liabilities);

                     (b) such Person is able to pay its liabilities (including identified Contingent Liabilities) as they mature and become due; and

                     (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

                     For purposes of this definition, "fair saleable value" of any Person's assets means the gross amount (without deductions for costs of sale, taxes, or other payments) of money that might be expected to be realized, as of the evaluation date, from a sale to an interested purchaser aware of all relevant information by a seller, equally informed, who is interested in disposing of all or substantially all of the Assets of such Person.

                     Statutory Liabilities shall mean, as to PICOM, PICOM-Ill. or MEEMIC, as of any date, the total amount shown on line 21, page 3, column 1 of its Annual Statement of PICOM, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.

                     Subsidiary shall mean a corporation of which the indicated Person and/or its other subsidiaries, individually or in the aggregate, own, directly or indirectly, such number of outstanding shares as have at the time of any determination hereunder more than 50% of the ordinary voting power for the election of directors (or their equivalent under the laws of the jurisdiction of organization of such corporation), and as to the Borrower, shall specifically include PICOM, PICOM-Ill., PICOM Claims Services, and the companies described in Section 8.17 and Schedule 8.17 hereto, as Subsidiaries of the Borrower at all times. "Insurance Subsidiary" shall mean any Subsidiary which is organized as an insurance company and as to the Borrower shall include PICOM and PICOM-Ill.

                     Surplus shall mean, as to PICOM, as of any date, the total amount shown on line 25, page 3, column 1 of its Annual Statement as appropriate, or an amount determined in a consistent manner in accordance with SAP for any date other than one as of which an Annual Statement is prepared.

                     Surplus Relief Reinsurance Agreements shall mean any agreement whereby Insurance Subsidiary either assumes or cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement which is entered into solely for the purpose of impacting or affecting the income statement of Insurance Subsidiary.

                     Tax Sharing Agreement shall mean that certain Tax Sharing Agreement dated December 15, 1996 among Borrower, PICOM, PICOM-ILL., PICOM Claims Services, PICOM Financial Services Corporation and American Insurance Management Corporation.

                     "Total Capitalization" shall mean, at any time, the sum of
(x) consolidated Indebtedness of the Borrower and its consolidated Subsidiaries, and (y) consolidated Equity of the Borrower and its consolidated Subsidiaries, in each case determined as of such time.

                     Unmatured Event of Default shall mean any condition or event, which, after notice or lapse of time or both, would constitute an Event of Default.

                     U.S. Government Securities shall mean obligations of or guaranteed as to principal and interest by, the United States Government or any of the following agencies (i) the Federal National Mortgage Association; (ii) the Government National Mortgage Association; (iii) the Student Loan Marketing Association; and (iv) Federal Home Loan Mortgage Corporation, and comparable agencies of similar credit standing.

     Welfare Plan shall mean any "employee welfare benefit plan" as such term is defined in ERISA.

                     SECTION 1.2       Use of Defined Terms.  Unless
otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Schedules hereto, the Loan Documents, the Exhibits and any other communication delivered from time to time in connection with this Agreement.

                     SECTION  1.3      Cross References; Headings.
The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the Loan Documents shall refer to this Agreement or such Loan Document as a whole and not to any particular provision of this Agreement or such Loan Document. Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified and include all subsections, e.g., a reference to Section 2.2 includes Section 2.2.1. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement and the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provision hereof or thereof.

                     SECTION 1.4           Other Definitional Provisions.
Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any of the Loan Documents or any certificate or other document made or delivered pursuant hereto with regard to PICOM, any Insurance Subsidiary or MEEMIC shall be defined in accordance with SAP and otherwise shall be defined in accordance with GAAP. When used in this Agreement, the term "financial statements" shall include the notes and schedules thereto.

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

                     SECTION 2.1 Term Loan. Upon and subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower on the Closing Date at the Closing in a single payment and in an amount equal to Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000) in the aggregate.

                     SECTION 2.2 Repayments and Prepayments. The Borrower shall, on each date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of the Loan in an amount equal to the amount shown below opposite such date (subject to adjustment for voluntary prepayments as described herein):

Annual Payment Dates                   Amount Per Payment
--------------------                   ------------------
 April 30, 1998                        $ 2,500,000
 April 30, 1999                        $ 2,500,000
 April 30, 2000                        $ 3,000,000
 April 30, 2001                        $ 3,000,000
 April 30, 2002                        $ 3,500,000
 April 30, 2003                        $ 3,500,000
 April 30, 2004                        $ 4,500,000 or, if less, the aggregate
                                       outstanding principal amount of the Loan
                                       then outstanding.

                     SECTION 2.2.1 The Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan without premium or penalty; provided, however, that (i) all such voluntary prepayments shall require at least five Business Days prior written notice to the Lender if such prepayment occurs on a Payment Date or at least 30 days prior written notice if the prepayment is to occur on a date other than a Payment Date, and (iii) all such voluntary prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 thereafter (or, if less, the outstanding principal amount of the Loan then outstanding). Any prepayment of the principal of the Loan shall include accrued interest to the date of prepayment on the principal amount being prepaid and shall be applied to the principal installments of the
Note in the inverse order of their maturities. Any prepayment of a LIBOR Loan shall include funding losses under Section 4.10 below.

                     SECTION 2.2.2. The Borrower shall, immediately upon any acceleration of the maturity date of the Loan pursuant to Section 11.2, repay the Loan, unless, pursuant to Section 11.2, only a portion of the entire Loan is so accelerated.

                                  ARTICLE III

                                      NOTE

                     SECTION 3.1 Note. The Loan shall be evidenced by promissory note (collectively, herein, as from time to time supplemented, extended or replaced, called the "Note"), in the form set forth in Exhibit C, with appropriate insertions, dated the date hereof, payable to the order of the Lender in the initial principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000).

                                   ARTICLE IV

                        INTEREST; CONVERSION; LIBOR LOAN

                     SECTION 4.1       Interest Rate

                     The Borrower shall pay interest on the unpaid principal amount of the Loan for the period commencing on the date of such Loan until such Loan is paid in full, at the rates per annum specified below:

            4.1.1 On the outstanding principal amount of the Loan maintained from time to time as a Prime Rate Loan, interest shall accrue at the Prime Rate from time to time in effect; or

            4.1.2 On the outstanding principal amount of the Loan maintained from time to time as a LIBOR Loan, interest shall accrue at a rate per annum equal to the sum of the Applicable LIBOR Margin plus the Adjusted LIBOR, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

                     "Adjusted LIBOR" means, for any Borrowing of a LIBOR Loan, a rate per annum determined in accordance with the following formula:

                                                 LIBOR
                             ----------------------------------------------
            Adjusted LIBOR =           100% - LIBOR Reserve Percentage

                     "LIBOR" means, for an Interest Period for a Borrowing of LIBOR Loan, the rate of Interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered by the Lender at approximately 11:00 a.m. (London, England time) two Business Days before the beginning of such Interest Period by prime banks in the interbank LIBOR (London Interbank Overnight Rate) market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made by the Lender as part of such Borrowing.

                     "LIBOR Reserve Percentage" means, for any Borrowing of LIBOR Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities," as defined in such Board's Regulation D, (or in respect of any other category of liabilities that includes deposits be reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of the Lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

            4.1.3 Notwithstanding the foregoing, upon the occurrence and continuation of an Event of Default, the unpaid principal amount of the Loan and any other monetary Liabilities shall bear interest at a rate per annum (the "Default

Rate") equal to the Prime Rate from time to time in effect (but not less than the Prime Rate as in effect at such due date) plus two percent (2.0%) per annum; and further provided that if at any time the applicable interest rate hereunder exceeds the maximum rate of interest permitted by applicable law, then for such time the interest rate hereunder shall be suspended and shall be deemed to be such maximum rate of interest during such time, but thereafter, the interest rate applicable hereunder shall be reinstated.

            4.1.4 The Lender shall determine the interest rate applicable to the Loan hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. Not later than fifteen (15) days after the Lender's receipt of the quarterly financial statements required by
Section 9.1.1 hereof for a given Fiscal Quarter and a letter from the Borrower requesting a change in the Applicable LIBOR Margin (the "Margin"), accompanied by a certificate signed by the chief financial officer of Borrower computing the Debt Service Coverage and ratio of Funded Indebtedness to Equity as of the close of the most recently completed Fiscal Quarter, the Lender shall determine whether such financial information indicates such a change in the Debt Service Coverage and ratio of Funded Indebtedness to Equity as would justify a change in the Margin and shall then notify the Borrower of such determination and of any change in the Margin resulting therefrom. Any change in the Margin shall be effective retroactively as of the close of the most recently completed Fiscal Quarter (with any additional payment or refund of interest to be made within two Business Days after the date the Lender so notifies the Borrower of such change) and with such new Margin to continue in effect until the effectiveness of the next redetermination thereof. Any determination by the Lender of the Debt Service Coverage and ratio of Funded Indebtedness to Equity shall be conclusive and binding upon the Borrower provided that it has been made reasonably in good faith. If the Borrower fails to timely submit the quarterly financial statements, letter and certificate referred to above, the Margin as of the close of the most recently completed Fiscal Quarter shall be 1.750%.

                     SECTION 4.2 Interest Payment Dates. Accrued interest on the Loan shall be paid on the Payment Dates, commencing with the first such date following the Closing Date.

                     SECTION 4.3 Setting of Rates. Interest rates hereunder shall be calculated from time to time by the Lender and each such calculation of an interest rate shall be conclusive and binding on the Borrower in the absence of manifest error.

                     SECTION 4.4 Computation of Interest. Interest on the Loan, whether maintained as a Prime Rate Loan or a LIBOR Loan, shall be computed on the basis of actual days elapsed and a year consisting of 360 days.

                     SECTION 4.5       Continuation and Conversion Election.
At the election of the Borrower pursuant to a Continuation/ Conversion Notice delivered to the Lender at or before 10:00 a.m., Chicago time, the Borrower may elect, from time to time on not less than two nor more than five Business Days' notice:

            4.5.1 the Loan be converted from a Prime Rate Loan into a LIBOR Loan or, subject to Section 4.5.2, from a LIBOR Loan to a Prime Rate Loan; and

            4.5.2 on the expiration of the Interest Period applicable to any LIBOR Loan, that all of such Loan be continued as a LIBOR Loan or converted to a Prime Rate Loan (in the absence of delivery of such notice under either this Section 4.5.2 or Section 4.5.1, the Borrower will be deemed to have elected that such a LIBOR Loan be converted into a Prime Rate Loan);

provided, however, that:

                     (a) the Loan may not be continued as, or be converted into, a LIBOR Loan when any Default has occurred and is continuing; and

                     (b) the Loan may not be made or continued as, or be converted into, a LIBOR Loan if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any scheduled repayment of the Loan unless a sufficient principal amount of such Loan is being maintained as a Prime Rate Loan or as a LIBOR Loan having an Interest Period ending on or prior to the date of any such scheduled repayment to permit such repayment to be applied in full to a Prime Rate Loan.

                     SECTION 4.6 Funding. In the event the Borrower elects to obtain a LIBOR Loan, or elects to convert the principal amount of any Prime Rate Loan to a LIBOR Loan, the Lender may, if it so elects, fulfill its obligation to make or continue the principal amount of the Loan as, or to convert the principal amount of any Loan into, a LIBOR Loan in accordance with any election made by the Borrower by causing a foreign branch or Affiliate of the Lender or an international banking facility created by the Lender to make such LIBOR Loan; provided, however, that in such event such LIBOR Loan shall be deemed to have been made by the Lender, and the obligation of the Borrower to repay such LIBOR Loan shall nevertheless be to the Lender and shall be deemed to be held by it, to the extent of such LIBOR Loan, for the account of such foreign branch, Affiliate or international banking facility.

                     SECTION 4.7 LIBOR Rate Lending Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for the Lender to fund a LIBOR Loan which it has committed to make hereunder, the obligation of the Lender to provide a LIBOR Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality. If any such change shall make it unlawful for the Lender to maintain a LIBOR Loan previously made by it hereunder, the Lender shall, upon the happening of such event, notify the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such unlawful loans to Prime Rate Loan or prepay the entire amount of a LIBOR Loan, without any penalty whatsoever to such Lender in full.

                     SECTION 4.8 LIBOR Deposits Unavailable. If prior to the date on which all or any portion of the principal amount of the Loan is to be made or continued as, or be converted into, a LIBOR Loan, the Lender shall have determined (and telephonic notice hereof, confirmed in writing, shall have been given to the Borrower and the Lender) that:

                     4.8.1 Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lender in the interbank LIBOR market; or

                     4.8.2 by reason of circumstances affecting the interbank LIBOR market in Dollars, adequate means do not exist for ascertaining the interest rate applicable hereunder to such LIBOR Loan;

then, the obligations of the Lender under Section 4.5 to make or continue the Loan as, or to convert the Loan into a LIBOR Loan shall forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist.

                     SECTION 4.9 Increased LIBOR Loan Costs. The Borrower agrees to reimburse the Lender for any increase in the cost to the Lender of making, continuing, or maintaining (or of its obligation to make, continue, or maintain) any portion of the principal amount of any of the Loan as, or of converting (or of its obligation to convert) any portion of the principal amount of any of the Loan into, a LIBOR Loan and for any reduction in the amount of any sum receivable by the Lender hereunder in respect of making, continuing, or maintaining the principal amount of the Loan as, or converting the principal amount of the Loan into a LIBOR Loan, which increased cost or reduced amount (a) results from a Regulatory Change and (b) is not attributable to any tax on or measured by the overall net income of the Lender imposed by the jurisdiction under the laws of which it is constituted or in which it is doing business or a tax of any jurisdiction imposed by withholding with respect to a payment hereunder. In any such event, the Lender shall promptly notify the Borrower thereof, stating the reasons therefor and the additional amount required fully to compensate the Lender for such increased cost or reduced amount. Such additional amounts shall be payable in full on each Payment Date occurring after they have accrued, or, if such notice is not given to the Borrower before payment in full of the Lender's portion of the Loan, on demand made within 90 days thereafter. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by the Lender and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                     SECTION 4.10 Funding Losses. In the event the Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or maintain the principal amount of the Loan as, or to convert the Loan into, a LIBOR Loan) as a result of:

                     (a) repayment or prepayment of the principal amount of a LIBOR Loan on a date other than the scheduled last day of the Interest Period applicable thereto;

                     (b) any conversion of all the outstanding principal amount of a LIBOR Loan to a Prime Rate Loan prior to the expiration of the Interest Period then applicable thereto; or

                     (c) any portion of the Loan not being continued as, or converted into, a LIBOR Loan in accordance with the Continuation/Conversion Notice given therefor;

then, upon the request of the Lender to the Borrower, the Borrower shall pay directly to the Lender such amount as will (in the reasonable determination of the Lender) reimburse the Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by the Lender to the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

                                   ARTICLE V

                                      FEES

                     SECTION 5.1 Borrower agrees to pay on the Closing Date to the Lender for the account of the Lender the unpaid balance of the non-refundable initial fee in the amount agreed to in the fee letter dated the Closing Date between Borrower and the Bank.

                                   ARTICLE VI

                           MAKING OF PAYMENTS; SETOFF

                     SECTION 6.1 Making of Payments. All payments of principal of, or interest on, the Note and of all fees and other Liabilities shall be made by Borrower to the Lender in immediately available Dollars. All such payments shall be made to such account as the Lender may from time to time specify ("Account"), not later than 1:00 p.m, Chicago time, on the date due. The Lender is hereby authorized to debit such Account from time to time for the amount of any payments due hereunder when due or at any time thereafter in the Lender's sole discretion. Funds received in such Account after 1:00 p.m., Chicago time, shall be deemed to have been received by the Lender on the next following Business Day.

                     SECTION 6.2 Due Date Extension. If any payment of principal or interest with respect to the Loan falls due on a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

                     SECTION 6.3 Setoff. Borrower agrees that the Lender shall have all rights of set-off provided by applicable law, and in addition thereto, Borrower agrees that at any time (a) any payment or amount owing by Borrower under or in connection with this Agreement or the Loan Documents is then due or (b) any Default exists, the Lender may apply to the payment of such payment or other amount, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with the Lender. The Borrower hereby grants a security interest to secure such payments and amounts and other Liabilities owing by the Borrower hereunder or under the Loan Documents to the Lender in any and all balances, credits, deposits, accounts, Securities or monies of the Borrower now or hereafter with or held by Lender.

                                  ARTICLE VII

                  INCREASED COSTS AND OTHER SPECIAL PROVISIONS

                     SECTION 7.1 Increased Costs. If, after the date hereof, any Regulatory Change or compliance by the Lender with any request or directive (whether or not having the force of law) of any Governmental Authority charged with the interpretation or administration of any applicable law, rule or regulation, shall subject the Lender to any tax, duty or other charge or capital adequacy requirement with respect to, or shall otherwise increase the effective cost of the Loan or the Lender's obligation to make, issue or maintain the Loan or shall change the basis of taxation of payments to the Lender of the principal or interest on the Loan or any other amounts due under this Agreement in respect of the Loan, or the Lender's obligation to make the Loan (except for changes in the rate of tax on the overall net income of Lender), or shall impose on Lender any other condition affecting the Loan, or the Lender's obligation to make the Loan and the result of any of the foregoing is to increase the cost to the Lender of making, issuing or maintaining the Loan, or to reduce the amount of any rate of return or any sum received or receivable by the Lender under this Agreement or under the Note with respect thereto, then upon written notice of such occurrence to Borrower by the Lender (which notice shall contain a statement setting forth a description of such occurrence and a description or calculation in reasonable detail of any such increased cost or reduced amount which shall be conclusive and binding on the Borrower in the absence of manifest error), Borrower shall pay directly to the Lender for such additional amount or amounts as will compensate the Lender for such increased cost or such reduction.

                     SECTION 7.2 General Funding Losses. Borrower hereby agrees that upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed), Borrower will indemnify the Lender against any loss or expense which Lender may sustain or incur as reasonably determined by such Lender in accordance with the provisions of this Section 7.2, as a result of any failure of Borrower to borrow or repay the Loan on a date specified therefor in a notice (whether written or oral) of borrowing or repayment pursuant to this Agreement. For the purposes of this Section 7.2 such loss or expense shall include an amount equal to the present value of the excess, if any, of (a) its cost of obtaining the funds for the Loan being repaid or not borrowed for the period from the date of such prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date of such failure) over (b) the amount of interest that the Lender would have earned had they invested the entire amount of funds so prepaid or the entire amount of funds acquired to effect, fund or maintain the Loan not borrowed, as the case may be, in U.S. Government Treasury Securities with a maturity comparable to such period or Interest Period. The present value of such excess shall be calculated by discounting such excess to the date of prepayment or reborrowing at the interest rate expressly borne by such U.S. Government Treasury Securities or, if none, the effective interest rate on such Securities. For this purpose, all notices to the Lender pursuant to this Agreement shall be deemed to be irrevocable.

                     SECTION 7.3 Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of the Loan in any manner it sees fit, it being understood however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Lender actually funded and maintained a LIBOR Loan during each Interest Period for the Loan through the purchase of deposits in the interbank LIBOR market having a maturity corresponding to such Interest Period and bearing an interest date equal to the Interbank Rate (Reserve Adjusted) for such Interest Period.

                     SECTION 7.4 Conclusiveness of Statements; Survival of Provisions. In making the determinations contemplated by this Article VII, the Lender may make such reasonable estimates, assumptions, allocations and the like that the Lender in good faith determine to be appropriate. Upon making any determination pursuant to this Article VII, the Lender shall provide the Borrower with a certificate setting forth any estimates, assumptions, allocations or other similar calculations made by the Lender in connection with such determination. Subject to the foregoing, determinations and statements of the Lender pursuant to this Article VII and any certificates delivered in connection therewith shall be conclusive absent manifest error. The provisions of this Article VII shall survive termination of this Agreement.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lender to enter into this Agreement and to make the Loan hereunder, the Borrower represents and warrants to the Lender that:

                     SECTION 8.1 Due Organization, Authorization, etc. Each of the Borrower and the Subsidiaries of the Borrower is (i) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; PICOM is a stock insurance company domiciled in the State of Michigan and holds a certificate of authority from the departments of insurance of Illinois, Indiana, Iowa, Michigan, Ohio and Pennsylvania; PICOM-Ill. is a stock insurance company domiciled in the State of Illinois and holds a certificate of authority from the Illinois Department, (ii) duly qualified as a foreign corporation to do or transact business and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, (iii) has the requisite corporate power and authority and the right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted, and (iv) has obtained all licenses (including, without limitation, the Licenses), permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by the MEEMIC Documents, this Agreement and the Loan Documents) where the failure to obtain such licenses, permits, consents or approvals or to make such filings or to give such notices would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement and the consummation of the transactions contemplated hereby and thereby are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental and other consents and approvals (if any shall be required), and do not and will not contravene or conflict with, or create a lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon the Borrower. This Agreement and each of the Loan Documents to which the Borrower is a party is (or when executed and delivered will be) the respective legal, valid, and binding obligation thereof enforceable against the Borrower as appropriate, in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                     SECTION 8.2 Certain Agreements. Borrower has furnished to the Lender true, correct and complete copies of the Loan Documents, the schedules hereto, the MEEMIC Documents, and any other documents required to be delivered herewith pursuant to Section X hereof, except to the extent such delivery has been waived by the Lender, and none of such Loan Documents or MEEMIC Documents have been further amended, modified or revised as of the Closing Date. As of the Closing Date and immediately prior to and concurrently with the making of the Loan, all representations and warranties of the parties hereto set forth in such documents are true and correct in all material respects, without any waiver or modification thereof and no default of any party exists under any such document.

                     SECTION 8.3 Statutory Financial Statements. (i) The Annual Statements of PICOM and PICOM-Ill. including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities, as filed with the Michigan Insurance Bureau in the case of PICOM (the "Michigan Department") and with the Illinois Department of Insurance (the "Illinois Department") in the case of PICOM-Ill. and delivered to Lender prior to the execution and delivery of this Agreement, as of, and for the 1995 and 1996 Fiscal Years (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP applied on a consistent basis. Each such Statutory Financial Statement was in compliance with applicable law when filed. The Statutory Financial Statements fairly present the financial position, the results of operations, changes in equity and change in financial position of PICOM and PICOM-Ill. as of and for the respective dates and periods indicated therein in accordance with SAP applied on a consistent basis, except as set forth on Schedule 8.3(i). Except for liabilities and obligations, including, without limitation, reserves, policy and contract claims and Statutory Liabilities (all of which have been computed in accordance with commonly accepted actuarial standards), disclosed or provided for in the Statutory Financial Statements, PICOM and PICOM-Ill. have not had, as of the respective dates of each of such financial statements, any liabilities or obligations (whether absolute or contingent and whether due or to become due) which, in conformity with SAP, applied on a consistent basis, would have been required to be or should be disclosed or provided for in such financial statements. All books of account of PICOM and PICOM-Ill. fully and fairly disclose all of the transactions, properties, assets, investments, liabilities and obligations of PICOM and PICOM-Ill. and all of such books of account are in the possession of PICOM and PICOM-Ill. and are true, correct and complete in all material respects.

                     (ii) The investments of each of PICOM and PICOM-Ill. reflected in its Annual Statement filed with the Department with respect to PICOM's and PICOM-Ill.'s 1996 Fiscal Year (the "1996 Annual Statements") comply with all applicable requirements of the Illinois Department or Michigan Department as well as those of any other applicable jurisdiction relating to investments in respect of which it may invest its funds.

                     (iii) The provisions made in the 1996 Annual Statements for reserves, policy and contract claims and Statutory Liabilities are in compliance with the requirements of the Michigan Department and Illinois Department as well as those of any other applicable jurisdiction, and have been computed in accordance with reasonable actuarial standards.

                     (iv) Marketable securities and short term investments reflected in the 1996 Annual Statements are valued at cost, amortized cost or market value, as required by applicable law.

                     SECTION 8.4 Projections. The SAP projections are attached hereto as Schedule 8.4 (the "Projections") and involve financial projections of annual operating budgets on a consolidated basis, consolidated results of operations and changes in financial position for the 1997 through 2001 Fiscal Years.

                     SECTION 8.5       Borrower's Financial Information.

                     8.5.1 Prior to the making of the Loan, Borrower will furnish to the Lender (i) an unaudited balance sheet of the Borrower and its Subsidiaries as of a date immediately prior to the Closing and (ii) a pro forma balance sheet of the Borrower and its Subsidiaries as of the Closing which gives effect to the Loan and the other transactions contemplated by this Agreement, the Loan Documents and the MEEMIC Documents, which pro forma balance sheets appropriately reflect the financial condition of Borrower and its Subsidiaries as of such date and are prepared in accordance with GAAP, in good faith and based upon stated assumptions having a reasonable basis.

                     8.5.2 Except as set forth on Schedule 8.5.2, there has been no change which would have a Material Adverse Effect in the business, assets, operations, prospects or financial or other condition of the Borrower and its Subsidiaries taken as a whole since December 31, 1996. Except as set forth on Schedule 8.5.2 hereto, no dividends or other distributions have been declared, paid or made upon any shares of capital stock of the Borrower or its Subsidiaries, nor have any shares of capital stock of the Borrower or its Subsidiaries been redeemed, retired, purchased or otherwise acquired since December 31, 1996.

                     8.5.3 With respect to any representation and warranty which is deemed to be made after the date hereof by the Borrower, the balance sheet and statements of operations, of shareholders' equity and of cash flow, which as of such date shall most recently have been furnished by or on behalf of the Borrower to the Lender for the purpose of or in connection with this Agreement or any transaction contemplated hereby, shall have been prepared in accordance with GAAP consistently applied (except as disclosed therein), and shall present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof for the periods then ended, subject, in the case of quarterly financial statements, to normal year end audit adjustments.

                     8.5.4 The financial information concerning the Borrower set forth in the consolidated financial statements of Borrower and its Subsidiaries filed with the Securities and Exchange Commission as part of Borrower's Form 10K for the year ending December 31, 1996, a copy of which has been provided to Lender, and as part of Borrower Quarterly Report on Form 10Q for the quarter ending September 30, 1996, are true and accurate in all material respects. The Borrower has no reason to believe that any of the other financial or the other information described in these financial statements or upon which any of the foregoing are based, or any of the conclusions reached therein, are not true and correct in all material respects.

                     SECTION 8.6 Litigation and Contingent Liabilities. Except as set forth (including estimates of the dollar amounts involved) in
Schedule 8.6 hereto and except for claims as to which the insurer of the Borrower or its Subsidiaries has admitted coverage in writing provided or delivered to the Lender on or prior to Closing and which are fully covered by insurance, no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Borrower's knowledge, threatened against Borrower or any of its Subsidiaries (i) which would, if adversely determined, have a Material Adverse Effect or (ii) which relates to any of the transactions contemplated hereby, and there is no basis known to Borrower for any of the foregoing. Other than any liability incident to such claims, litigation or proceedings, Borrower has no Contingent Liabilities not provided for or referred to in the financial statements delivered pursuant to Section 8.5, which would have a Material Adverse Effect.

                     SECTION 8.7 Absence of Default. Neither the Borrower nor any of its Subsidiaries are in default under any contract or contracts to which it is a party or by which it is bound which could have a Material Adverse Effect.

                     SECTION 8.8 Employee Benefit Plans. Except as described in Schedule 8.8, neither the Borrower nor any of its Subsidiaries has established or is liable for any amounts under any Plans, Welfare Plans or Multiemployer Plans. During the twelve consecutive month period prior to the Closing Date: (i) no ERISA Event has occurred and no steps have been taken to terminate any Plan; and (ii) no contribution failure has incurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Plan. No condition exists or event or transaction has occurred with respect to any Welfare Plan which could result in the incurrence by Borrower or any of its Subsidiaries of liabilities, fines or penalties in excess of $100,000 in the aggregate. Except as described in Schedule 8.8, neither Borrower or any of its Subsidiaries has any Contingent Liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                     SECTION 8.9 Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

                     SECTION 8.10 Regulations G, U and X. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Borrower, any of its Subsidiaries, any Affiliate of any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Note, the making or existence of the Loan or the use of proceeds of the Loan to violate Regulations G, U or X of the F.R.S. Board.

                     SECTION 8.11 Proceeds. The proceeds of the Loan will be used (i) to pay the purchase price of the $21,500,000 Surplus Note issued by MEEMIC pursuant to the MEEMIC Documents and to effectuate the MEEMIC Transactions, (ii) to purchase equipment and computer software from MEEMIC for no more than $1,000,000, and (iii) to pay the costs, expenses, fees and taxes incurred by Borrower in connection with the MEEMIC Transactions and this Agreement. None of such proceeds will be used in violation of applicable law, and none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock. Neither the Borrower nor any of its Subsidiaries will initiate or participate as a member of a "group" (as that term is used for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations thereunder) or as a "participant" or a "participant in a solicitation" (as defined in Rule 14A-11 under the Exchange Act) in (i) a tender offer for the Securities of any Person if the board of directors (or similar body) of such Person recommends, in a Schedule 14D-9 filed under the Exchange Act, or otherwise, that holders of Securities of such Person not tender their Securities pursuant to such tender offer or (ii) in any solicitation of any proxy, consent or authorization for the purposes of opposing the board of directors (or other similar body) of any Person.

                     SECTION 8.12 Insurance. Schedule 8.12 sets forth a true and correct summary of all insurance carried by Borrower and its Subsidiaries. Borrower and its Subsidiaries are adequately insured for their benefit under policies issued by insurers of recognized responsibility. No notice of any pending or threatened cancellation or premium increase has been received by Borrower or its Subsidiaries with respect to any such insurance policies. Borrower and its Subsidiaries are in substantial compliance with all material conditions contained in such insurance policies.

                     SECTION 8.13 Material Disruptions. Neither the business nor the properties of Borrower or its Subsidiaries are affected, or anticipated to be affected, by any existing event of Force Majeure or other existing casualty which would have a Material Adverse Effect.

                     SECTION 8.14 Ownership of Properties. On the date of the Loan, the Borrower and its Subsidiaries will have good and marketable title to all of their respective significant or material properties and assets, real and personal, of any nature whatsoever.

                     SECTION 8.15 Business Locations. Schedule 8.15 lists each of the locations where Borrower or any of its Subsidiaries maintains an office, a place of business or any records.

                     SECTION 8.16 Accuracy of Information. All factual information heretofore or contemporaneously herewith furnished by or on behalf of Borrower or any of its Subsidiaries or to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or any of its Subsidiaries to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading.

                     SECTION 8.17 Subsidiaries. Schedule 8.17 contains a complete list of the Borrower's Subsidiaries as of the completion of the MEEMIC Transactions. PICOM Insurance Agency is an inactive Michigan insurance agency incorporated under the laws of Michigan. PICOM Financial Services Corporation is an inactive business corporation incorporated under the laws of Michigan. American Insurance Management Corporation is an Indiana corporation that serves as the attorney-in-fact for the American Medical Insurance Exchange, an Indiana inter-insurance reciprocal exchange.

                     SECTION 8.18 MEEMIC Transactions. The closing of the transactions contemplated by the MEEMIC Documents will occur promptly after funding of the Loan, and the Borrower has not waived or amended nor shall it waive, or in any way amend, without the prior written consent of the Lender, any provision of or any condition to the obligations to close as set forth in any of the MEEMIC Documents. A true and complete copy of all the MEEMIC Documents (including all exhibits, schedules and amendments thereto) has been delivered to the Lender, and a true and complete copy of each document delivered at the closing of the MEEMIC Documents will be delivered to the Lender promptly after such closing. None of the Borrower, PICOM or, to the best of Borrower's knowledge, MEEMIC, is in default under any of the MEEMIC Documents or under any instrument or document to be delivered in connection therewith. The representations and warranties made by the Borrower, PICOM and, to the best of Borrower's knowledge, MEEMIC in the MEEMIC Documents will be true and correct in all material respects (except for changes expressly provided for therein or herein) on and as of the Closing Date as though made on and as of such date.

                     SECTION 8.19 Insurance Licenses. Schedule 8.19 attached hereto lists all of the jurisdictions in which PICOM, PICOM-Ill. or PICOM Claims Services hold licenses (including, without limitation, licenses or certificates of authority from applicable insurance departments), permits or authorizations to transact an insurance business (collectively, the "Licenses"). Except as set forth on Schedule 8.19, no such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and no such suspension or revocation has been, to the best of Borrower's knowledge, threatened by any licensing authority. Except as set forth on
Schedule 8.19, neither the Borrower nor any Subsidiary has entered into any consent, stipulation, decree or agreement that prohibits, modifies or restricts the authority to transact business under any of the Licenses. Schedule 8.19 indicates the line or lines of insurance which PICOM and PICOM-Ill. is permitted to be engaged in with respect to each License therein listed. Except as indicated on said Schedule 8.19, neither PICOM nor PICOM-Ill. transacts any insurance business or any surplus lines insurance business, directly or indirectly, in any state other than those enumerated on Schedule 8.19 hereto.

                     SECTION 8.20 Broker or Finders Fees. The Borrower and its Subsidiaries will not pay broker's or finder's fees or any other commission or similar fees, directly or indirectly, in connection with any of the transactions contemplated herein except for the fees described in Schedule 8.20.

                     SECTION 8.21 Taxes. The Borrower and each of its Subsidiaries has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are disclosed on Schedule 8.21 and are being contested in good faith by appropriate proceedings and with respect to which reserves have been established, and are being maintained, in accordance with GAAP. There is no ongoing audit or, to the Borrower's knowledge, other governmental investigation of the tax liability of Borrower or any of its Subsidiaries and there is no unresolved claim by a taxing authority concerning Borrower's or any such Subsidiary's tax liability, for any period for which returns have been filed or were due. As used in this Section 8.21, the term "taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, excise, import, governmental tax, penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other.

                     SECTION 8.22 Securities Laws. Neither Borrower nor any Affiliate, nor anyone acting on behalf of any such Person, has directly or indirectly offered any interest in the Note or any other Liability for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to any Person that would subject the issuance or sale of the Note or any other Liability to registration under the Securities Act of 1933, as amended.

                     SECTION 8.23 Compliance with Laws. Neither the Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority which would have a Material Adverse Effect, and, to the best of Borrower's knowledge, no such violation has been alleged and, except where failure to do so does not have a Material Adverse Effect, each of the Borrower and its Subsidiaries (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority; and the information contained in each of such filings is true, correct and complete in all respects and (ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority.

                     SECTION 8.24 Employees and Labor. There is no unfair labor practice complaint against Borrower or any of its Subsidiaries pending before the National Labor Relations Board or any state or local agency nor is there a labor strike or other labor dispute, pending on threatened, affecting any of the foregoing which if adversely resolved would have a Material Adverse Effect; there is no existing representation question respecting the employees of Borrower or any of its Subsidiaries, nor are there organizational attempts affecting any of the employees of any of the foregoing which could have a Material Adverse Effect; there is no grievance pending or threatened affecting the Borrower or any of its Subsidiaries. No customer or supplier of the Borrower or any of its Subsidiaries is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which may have a Material Adverse Effect.

                     SECTION 8.25 Solvency. After giving effect to the funding of the Loan, the application of proceeds thereof as contemplated by the Loan Documents, the transactions contemplated by this Agreement and the MEEMIC Documents and the payment of all estimated legal, investment banking, accounting and other fees related hereto and thereto, the Borrower and each of its Subsidiaries will be Solvent as of and on the Closing Date.

                     SECTION 8.26 Hazardous Material. Neither the Borrower, any Subsidiary nor any other Person to the Borrower's knowledge has ever used, generated, processed, stored, disposed of, released or discharged any Hazardous Material in, on, under, or about the Property or transported it to or from the Property, and none of the Property contains any underground storage tanks. All Hazardous Materials at the Borrower's or any Subsidiary's facilities are handled in compliance with Environmental Laws. All Hazardous Material is disposed of in compliance with Environmental Laws. Neither the Borrower nor any Subsidiary has any knowledge, and has received no notification, administrative order, or other notice of enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened under any Environmental Laws, or of claims made or threatened by any Person against the Borrower, any Subsidiary, or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material.

                     SECTION 8.27 Environmental Compliance. The Borrower and its Subsidiaries have obtained all permits required under all applicable Environmental Laws, and the Borrower, its Subsidiaries and their respective facilities are in compliance with all applicable Environmental Laws. Neither the Borrower nor any Subsidiary has any reason to believe that it will be unable to obtain all required permits or maintain compliance with all Environmental Laws, or that inability to obtain all required permits or maintain compliance with all Environmental Laws would have a Material Adverse Effect.

                     SECTION 8.28      Reserves  Except as disclosed in
Schedule 8.28, the insurance reserves and liabilities reflected in each of the Annual Statements provided to Lender hereunder and established on the books of Borrower or an Insurance Subsidiary for all future insurance policy benefits, dividends, losses, claims and expenses make a sufficient provision for all reasonable anticipated matured and unmatured liabilities and obligations any such Insurance Subsidiary, under all insurance policies and reinsurance and coinsurance agreements or other similar contracts outstanding at the foregoing dates pursuant to which any Insurance Subsidiary had or has any liability or obligation. All such reserves are computed in all material respects in accordance with applicable statutory accounting principles and generally accepted loss reserving practices, consistently applied, are fairly stated in accordance with sound loss reserving principles, are based on factors relevant to the provisions in the related insurance contracts, and are in material compliance with the requirements of the insurance laws of the applicable jurisdiction. Each Insurance Subsidiary owns assets which qualify as admitted assets under applicable state insurance laws in an amount at least equal to all of its required insurance reserves.

                                   ARTICLE IX

                                   COVENANTS

                     Until the Loan and all other Liabilities are paid in full, the Borrower agrees that, unless at any time the Lender shall otherwise expressly consent in writing, it will:

                     SECTION 9.1       Affirmative Covenants

                     SECTION 9.1.1 Reports, Certificates and Other Information. Furnish or cause to be furnished to the Lender:

            9.1.1(a)  GAAP Financial Statements:

                     (i) Within 75 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower, (A) a copy of the unaudited consolidated balance sheet of Borrower and its Subsidiaries as of the close of such quarter and the related consolidated statement of income and cash flows for that portion of the Fiscal Year ending as of the close of such quarter, and (B) a copy of the consolidating work sheets used to prepare the unaudited consolidated balance sheet, statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter, all prepared in accordance with GAAP (subject to normal year-end adjustments) and accompanied by the certification of the chief executive officer or chief financial officer of the Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end adjustments) the consolidated results of operations and cash flows of Borrower and its Subsidiaries as at the end of such quarter and for the period then ended, and that there was no Default in existence as of such time.

                     (ii) Within 105 days after the close of each Fiscal Year, a copy of the annual audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of Borrower and its subsidiaries, together with the consolidating work sheets of Borrower and its Subsidiaries, which financial statements and consolidating work sheets shall be prepared in accordance with GAAP, certified (only with respect to the consolidated financial statements) without material qualification by the independent certified public accountants regularly retained by Borrower, or any other firm of independent certified public accountants of recognized national standing selected by Borrower and reasonably acceptable to Lender, and accompanied by a certification of the chief executive officer or chief financial officer of Borrower that all such financial statements and consolidating work sheets are complete and correct and present fairly in accordance with GAAP the consolidated financial position, the consolidated results of operations and cash flows of Borrower and its Subsidiaries as at the end of such year and for the period then ended and that there was no Default in existence as of such time. Such audited consolidated financial statements (or other evidence acceptable to the Lender) shall include a statement by the Borrower's accountants addressed to the Borrower acknowledging that such statements are being provided to the Lender.

            9.1.1(b) If requested by the Lender, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower or any of its Subsidiaries.

            9.1.1(c)  SAP Financial Statements:

                     (i) As soon as possible, but in any event within 75 days after the end of each Fiscal Year of PICOM, PICOM-Ill., and MEEMIC, a copy of the Annual Statement of PICOM, PICOM-Ill., and MEEMIC for such Fiscal Year prepared in accordance with SAP and accompanied by the certification of the chief financial officer or chief executive officer of PICOM, PICOM-Ill., and MEEMIC that such financial statements are complete and correct and present fairly in accordance with SAP the financial positions of PICOM, PICOM--Ill., and MEEMIC for the period then ended and that there was no Default in existence as of such time.

                     (ii) As soon as possible, but in any event within 75 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of PICOM, PICOM-Ill., and MEEMIC, a copy of the quarterly statement of each of PICOM, PICOM-Ill., and MEEMIC for such Fiscal Quarter, each prepared in accordance with SAP and accompanied by the certification of its chief financial officer or chief executive officer that all such financial statements are complete and correct and present fairly in accordance with SAP the financial position of PICOM, PICOM-Ill., and MEEMIC, as the case may be, for the periods then ended and that there was no Default in existence as of such time.

                     (iii) By April 15 of each Fiscal Year of PICOM, PICOM-Ill., and MEEMIC, an actuarial analysis of each of PICOM, PICOM-Ill., and MEEMIC certifying that PICOM, PICOM-Ill., and MEEMIC's reserves for loss and loss adjustment expense liabilities are computed in accordance with commonly accepted actuarial methods in accordance with the actuarial reserve certification required by the state of domicile and are fairly stated in accordance with sound actuarial principles, are based upon actuarial assumptions which are reasonable given the coverages provided, and make good and sufficient provision in the aggregate for all unpaid loss and loss adjustment expense obligations. Such actuarial analyses shall be in a format acceptable to the Lender, to be submitted to the Lender by such actuary as may be reasonably acceptable to Lender.

            9.1.1(d) As soon as practicable, but in any event within one Business Day after the Borrower becomes aware of the existence of any Default, or any development or other information which would have a Material Adverse Effect, telephonic or telegraphic notice specifying the nature of such Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within two Business Days.

            9.1.1(e)  The following certificates and other information related to Borrower and any Insurance Subsidiary:

                     (i) Not later than sixty (60) days prior to the end of each Fiscal Year of Borrower and any Insurance Subsidiary, a copy of the projections of Borrower's and any Insurance Subsidiary's profit plans in the forms previously presented to the Lender, such projections to be accompanied by a certificate of the chief financial officer or chief executive officer to the effect that such projections, subject to the revisions to be made by the end of April of the following year, have been prepared on the basis of sound financial planning and insurance practice and that such projections are based upon reasonable estimates and assumptions, all of which are fair in light of current conditions, have been prepared on the basis of the assumptions stated therein, and reflect the reasonable estimate of the Borrower and any Insurance Subsidiary, as the case may be, of the results of operations and other information projected therein.

                     (ii) As soon as received (if prepared), a copy of the final financial examination reports or market conduct examination reports by a Governmental Authority with respect to PICOM or PICOM-Ill. relating to the insurance business of PICOM or PICOM-Ill. or, if such final form is not available within three months after a draft form is received, then the latest draft thereof.

                     (iii) Copies of all Insurance Holding Company System Act filings with Governmental Authorities by PICOM and PICOM-Ill. not later than one Business Day after such filings are made, including, without limitation, filings which give notice of declaration and intent to pay dividends or seek approval of Governmental Authorities with respect to transactions between PICOM, PICOM-Ill., and each of its Affiliates.

                     (iv) Immediately, notice of actual or threatened suspension, termination or revocation of, or restriction with respect to, any License of Borrower or any of its Subsidiaries by any Governmental Authority, including any request by a Governmental Authority which commits Borrower or any of its Subsidiaries to take, or refrain from taking, any action or which otherwise affects the authority of Borrower or any of its Subsidiaries to conduct its business.

                     (v) Immediately, notice of any pending or threatened investigation or regulatory proceeding by any Governmental Authority concerning the business, practices or operations of Borrower or any of its Subsidiaries, including any agent or managing general agent thereof.

                     (vi) Promptly, notice of any actual or proposed changes in the Insurance Code which governs the investments or dividend practices of Michigan or Illinois domiciled insurance companies which would have a Material Adverse Effect.

                     (vii) (a) Promptly, notice of any termination, commutation, renewal, extension or, if it would have a Material Adverse Effect, any change or modification of any Reinsurance Agreements or Surplus Relief Reinsurance Agreements whether entered into before or after the Closing Date including Reinsurance Agreements, if any, which are in a runoff mode on the Closing Date;
            (b) promptly, notice of any pending or threatened dispute, litigation or arbitration arising out of any Surplus Relief Reinsurance Agreement or Reinsurance Agreement to which PICOM, PICOM-Ill. or

            MEEMIC is a party, if such dispute, litigation or arbitration would have a Material Adverse Effect if determined adversely to Borrower or such Subsidiaries; and (c) promptly, such other financial, actuarial and other information with respect to Surplus Relief Reinsurance Agreements and Reinsurance Agreements as the Lender may reasonably request.

                     (viii) Promptly upon preparation thereof but no later than the last day of April of any year, a copy of the revisions, if any, referred to in subparagraph (i) above to Borrower's, PICOM's and MEEMIC's projections for the prior year.

                     (ix) Promptly after the receipt thereof by PICOM, PICOM-Ill. or MEEMIC from the NAIC but no later than April 31 of any year, a copy of the results of PICOM's, PICOM-Ill.'s and MEEMIC's IRIS Tests and Risk Based Capital Ratios.

            9.1.1(f) Compliance Certificates. Within 75 days of the end of each of the first three Fiscal Quarters of Borrower in each Fiscal Year and within 105 days of the end of the last Fiscal Quarter of Borrower, in each Fiscal Year, and at any other time no later than thirty (30) Business Days following a written request of the Lender, duly completed Compliance Certificates, signed by the chief financial officer of Borrower, containing, among other things, a computation of, and showing compliance with, each of the applicable financial ratios and restrictions contained in this Section 9.1 and in Section 9.2 and to the effect that as of such date no Default has occurred and is continuing.


            9.1.1(g) Auditors' Materials. Promptly upon receipt thereof, copies of all detailed financial and management reports, regarding Borrower or any of its Subsidiaries submitted to any of them by independent public accountants in connection with each annual or interim audit report made by such accountants of the books of any of them.

            9.1.1(h) Reports to SEC. Promptly upon the filing or making thereof, copies of each filing and report made by Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission.

            9.1.1(i) Notice of Litigation, License and ERISA Matters. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by Borrower with respect thereto: (i) the institution of, or any adverse determination or materially adverse development in, any litigation, arbitration proceeding or governmental proceeding (including any Internal Revenue Service or Department of Labor proceeding with respect to any Plan or Welfare Plan) which would, if adversely determined, have a Material Adverse Effect, (ii) the failure of any Person in the Controlled Group to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Section 302(f)(1) or ERISA, (iii) the institution of any steps by any entity in the Controlled Group to withdraw from, or the institution of any steps by the Borrower or any other Person to terminate any Plan or the taking of any action with respect to a Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the Plan, or the occurrence of any event with respect to any Plan which could result in the occurrence by the Borrower or any of its Subsidiaries of any liability, fine or penalty in excess of $200,000 or any increase in excess of $1,000,000 in the contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, (iv) the commencement of any dispute which might lead to the modification, transfer, revocation, suspension or termination of any License or any Loan Document or (v) any event which would have a Material Adverse Effect.

            9.1.1(j) Insurance Reports. Written notification 30 days prior to any cancellation or material change in any insurance policy carried by the Borrower or any of its Subsidiaries and within five days after receipt of any notice (whether formal or informal) of cancellation or material change by any of its insurers.

            9.1.1(k) Withdrawal Liability. With respect to each Multiemployer Plan as to which any company in the Controlled Group may have any liability,
(i) no less frequently than annually, a written estimate (which shall be based on information received from each such plan, it being expressly understood that Borrower shall take all reasonable steps to obtain such information) of the withdrawal liability that would be incurred by the Controlled Group in the event that all companies in the Controlled Group were to completely withdraw from that plan, and (ii) written notice thereof, as soon as it has reason to believe (on the basis of the most recent information available to it) that the sum of (a) the withdrawal liability that would be incurred by the Controlled Group if all companies in the Controlled Group completely withdrew from all Multiemployer Plans as to which any Company in the Controlled Group has an obligation to contribute, and (b) the aggregate amount of the outstanding withdrawal liability (without unaccrued interest) incurred by the Controlled Group to Multiemployer Plans, would exceed $1,000,000.

            9.1.1(l) Other Information. From time to time such other information concerning Borrower, any Subsidiary of Borrower, MEEMIC or MEIA, as the Lender may reasonably request.

                     SECTION 9.1.2 Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to
(i) maintain and preserve the corporate existence of Borrower and each Subsidiary of Borrower as separate and independent business entities, (ii) be, and ensure that each Subsidiary of Borrower is, duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, (iii) comply, and cause its Subsidiaries to comply, with all Contractual Obligations and Requirements of Law binding upon such entity, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect and (iv) do or cause to be done all things necessary to preserve and keep in full force and effect PICOM's and PICOM-Ill.'s corporate existence, including, without limitation, all Licenses or similar qualifications required by PICOM and PICOM-Ill. to engage in the insurance business and the surplus lines insurance business in all jurisdictions in which PICOM or PICOM-Ill. is so engaged.

                     SECTION 9.1.3 Books, Records and Inspections. (i) Maintain, and cause each of its Subsidiaries to maintain, separate and complete records and books of account which are maintained in accordance with generally accepted accounting principles applied on a basis consistent with those being applied as of the Closing Date and which completely and accurately reflect all transactions to which such Person is a Party, (ii) permit, and cause each of its Subsidiaries to permit, access at reasonable times by Lender to its books and records, (iii) permit, and cause each of its Subsidiaries to permit, Lender to inspect at reasonable times its properties and operations, and (iv) permit, and cause each of its Subsidiaries to permit, Lender to discuss its business, operations and financial condition with its officers.

                     SECTION 9.1.4 Insurance. (i) Maintain, and cause each of its Subsidiaries to maintain, such insurance as may be required by law, or otherwise by the Lender, all to such extent and against such hazards and liabilities as is customarily maintained by prudent companies similarly situated, a summary of which is described in Schedule 9.1.4, (ii) maintain a sufficient amount of insurance so that neither Borrower nor any of Borrower's Subsidiaries will be considered a co-insurer or co-insurers, and (iii) with respect to each liability insurance policy, (a) cause such policy to provide, pursuant to endorsements in form and substance reasonably satisfactory to the Lender, that Lender is named as an additional insured and that the insurer will give the Lender 30 days' prior written notice of the termination or other material modification of such policy and (b) notify the Lender within five Business Days of obtaining any new policy, or increasing coverage under, termination, or otherwise materially modifying any existing policy, describing in detail in such notice any such new policy, increase, termination or modification.

                     SECTION 9.1.5 Taxes and Liabilities. Pay, and cause each of its Subsidiaries to pay, (a) when due all taxes, assessments and other material liabilities except as contested in good faith and by appropriate proceedings with respect to which reserves have been established, and are being maintained, in accordance with GAAP as long as such contest would not have a Material Adverse Effect and (b) all tax payments required to be paid thereby under the Tax Sharing Agreement into the Account, except for that amount of such payments equal to its proportionate share of the Consolidated Group Tax Liability to be paid pursuant to the Tax Sharing Agreement for actual tax liability of the Consolidated Group, with "Consolidated Group Tax Liability" and "Consolidated Group" having the meanings set forth in the Tax Sharing Agreement.

                     SECTION 9.1.6 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all federal, state and local laws, rules and regulations related to its businesses or Property (including without limitation, the establishment of all insurance reserves required to be established under SAP and applicable laws restricting the investments of PICOM and PICOM-Ill.).

                     SECTION 9.1.7 Maintenance of Permits. Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses (including, without limitation, the Licenses) and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality to the extent the failure to so maintain would have a Material Adverse Effect.

                     SECTION 9.1.8     Investments.  Except as set forth in
Schedule 9.1.8, cause the assets of each of PICOM and PICOM-Ill. to be invested at all times so as to be in full compliance with each of the following guidelines:

                     (i) All investments shall be in compliance with the applicable Insurance Code.

                     (ii) At least ninety percent (90%) of the Invested Assets shall be invested in Investment Grade Securities.

                     (iii) No more than that amount of Invested Assets equal to three percent (3%) of Invested Assets shall, at any time, be invested in the Securities of any single issuer; provided, that the restriction in this clause (iii) shall not apply to investments in U.S. Government Securities or to the Surplus Note; and further provided that, for purposes of this clause (iii), PICOM's or PICOM-III.'s investment in any mutual fund shall be deemed to be PICOM's or PICOM-III.'s pro rata share of the investments made by the mutual fund and such mutual fund shall not be deemed a "single issuer" for purposes of this clause;

                     (iv) If PICOM's or PICOM-III.'s investments do not comply with the provisions of this Section 9.1.8 for any reason, then PICOM or PICOM-III., as the case may be, shall have thirty
            (30) days from the date of non-compliance to correct such non-compliance.

                     SECTION 9.1.9 Dividends. Cause PICOM to pay aggregate cash dividends to Borrower to make the scheduled repayments required pursuant to Section 2.2 hereof, and permit PICOM to pay cash dividends to Borrower as early and as often in such Fiscal Year as permitted under the Insurance Code or by the Department in an amount, or aggregate amounts, no less than the maximum amount which may then be paid as a dividend by PICOM in such Fiscal Year under the Insurance Code without seeking approval from the Department for an extraordinary dividend, or, if such approval is sought, as permitted by the Department.

                     SECTION 9.1.10 Interest Rate Protection. If Borrower elects to hedge its interest expenses, maintain such hedge through an interest rate swap, collar or cap agreement, in form and substance satisfactory to the Lender.

                     SECTION 9.1.11 Tax Return Filings. File and cause each of its Subsidiaries to file on a timely basis, and cause or permit its Subsidiaries to take no action to prevent their filing on a timely basis, for each taxable year a consolidated federal income tax return, and if permitted by law, a consolidated or combined state or foreign income tax return with each other and any other party to the Tax Sharing Agreement.

                     SECTION 9.1.12 Employee Benefit Plans. Maintain, and cause each of its Subsidiaries to maintain, each Plan and Welfare Plan as to which it may have any liability, in compliance in all material respects with all applicable Requirements of Law.

                     SECTION 9.1.13 Best Rating. Cause PICOM to have and maintain a rating of B+ or better from A.M. Best.

                     SECTION 9.1.14 Environmental Matters. Borrower and its Subsidiaries shall:

            (a) Not permit the Property or any portion thereof to be involved in the use, generation, manufacture, storage, disposal or transportation of Hazardous Material.

            (b) Obtain and maintain all permits required under all applicable federal, state, and local Environmental Laws.

            (c) Keep and maintain the Property and each portion thereof in compliance with, and not cause or permit the Property or any portion thereof to be in violation of, any Environmental Law.

            (d)  Immediately notify the Lender in writing of:

                     (1) Any and all enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened, or notifications of potential liability issued, pursuant to the application of any Environmental Laws;

                     (2) Any and all claims made or threatened by any Person against the Borrower, any Subsidiary or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material (the matters set forth in this clause (2) and the foregoing clause 1 being hereinafter referred to as "Environmental Claims");

                     (3) Any and all settlement agreements, consent decrees or other compromises which the Borrower or any Subsidiary shall enter into with respect to any Environmental Claims; and

                     (4) Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law. The Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any lawsuits, claims or governmental or regulatory actions arising out of Environmental Claims and the Company agrees to pay the Lender's reasonable attorneys' fees in connection therewith.

            (e) Not take any remedial action in response to the presence of any Hazardous Material on, under, or about the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Environmental Claims, without the Lender's advance written consent which shall not be unreasonably withheld.

                     SECTION 9.1.15 MEEMIC Demutualization and MEIA Acquisition. Use its best efforts to take all actions described in Schedule
9.1.15 to effectuate the demutualization of MEEMIC and acquisition of the assets of MEIA.

                     SECTION 9.2       Negative Covenants.

                     SECTION 9.2.1 Minimum Surplus. Not permit PICOM's Surplus to be less than Eighty-five Million Dollars ($85,000,000) at any time.

                     SECTION 9.2.2 NAIC IRIS Tests. Not permit PICOM or PICOM-III. to fail or not be in compliance with more than three IRIS Tests in any year; provided that for purposes of this Section 9.2.2 neither PICOM nor PICOM-III. shall not be deemed to have failed or to not be in compliance with IRIS Test Ratio 6, which calls for a calculation of change of surplus, if the result of such calculation is a positive number.

                     SECTION 9.2.3 Net Written Premium to Surplus. Not permit PICOM's average ratio of Net Written Premium to Surplus to exceed 3:1 for any rolling four Fiscal Quarters. Such average ratio shall be measured at the end of each Fiscal Quarter for the period of four Fiscal Quarters then ending.

                     SECTION 9.2.4 Interest Coverage. Not permit the ratio of Operating Earnings of PICOM to Interest Expense of the Borrower and its consolidated Subsidiaries to be less than 2.5:1 for any rolling four Fiscal Quarters. Such ratio shall be measured at the end of each Fiscal Quarter for the period of four Fiscal Quarters then ending.

                     SECTION 9.2.5 Fixed Charges Coverage Ratio. Not permit the Fixed Charge Coverage Ratio to be less than 1.5:1 for any rolling four Fiscal Quarters. This ratio shall be measured at the end of each Fiscal Quarter for the period of four Fiscal Quarters then ending.

                     SECTION 9.2.6 Funded Indebtedness to Equity. Not permit the ratio of Funded Indebtedness to Equity to exceed 0.5:1. Such ratio shall be measured at the end of each Fiscal Quarter.

                     SECTION 9.2.7 Shareholders Equity. Not permit Borrower's shareholder's equity on a GAAP consolidated basis, excluding changes in unrealized gains and losses, at any time to be less than $80,000,000 plus 50% of the positive after tax net income for the preceding Fiscal Year.

                     SECTION 9.2.8 Risk Based Capital Sufficiency. Not permit PICOM's Risk Based Capital at any time to be less than 125% of the company action level risk based capital as defined and determined in accordance with the risk based capital laws and regulations adopted by the State of Michigan and the risk based capital instructions adopted by the NAIC.

                     SECTION 9.2.9 Guarantees, Loans, Advances and Investments. Not, and not permit any of its Subsidiaries to, become or be a guarantor or surety of, or otherwise incur any Contingent Liability or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (ii) other investments existing as of the date hereof and as set forth on Schedule 9.1.8, (iii) those investments permitted by Sections
9.1.8 hereof and (iv) investments by the Borrower in Investment Grade Securities; provided, however, that nothing in this Section 9.2.9 shall prohibit or restrict PICOM's or PICOM-III.'s issuance of or performance under fidelity or surety bonds or other insurance policies issued by PICOM or PICOM-III. in the ordinary course of PICOM's or PICOM-III.'s business.

                     SECTION 9.2.10 Mergers, Consolidations and Sales. Not, and not permit any of its Subsidiaries to (a) without the prior written consent of the Lender if the transaction involves $3,000,000 or if the transaction involves more, such consents not to be unreasonably withheld, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, other than partnership or joint venture interests acquired in the ordinary course of business or (b) sell, transfer, convey or lease all or any substantial part of its assets or sell or assign with or without recourse any receivables, other than any sale, transfer, conveyance or lease in the ordinary course of business without the prior written consent of Lender, such consent not to be unreasonably withheld.

                     SECTION 9.2.11 Leases. Not, and not permit any of its Subsidiaries to, incur or permit to exist any Lease Obligations (other than Lease Obligations which are cancelable at the option of Borrower, or such Subsidiary without penalty and on no more than 90 days' notice) which require the payment of amounts of rental in excess of an aggregate, for all such Leases at any one time outstanding, of $500,000 in any one Fiscal Year and $1,500,000 after the closing of the MEEMIC Transactions.

                     SECTION 9.2.12    Unconditional Purchase Obligations.
Not, and not permit any of its Subsidiaries to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services; provided, however, that nothing in this Section 9.2.12 shall prohibit or restrict PICOM's or MEEMIC's issuance of or performance under surety or fidelity bonds or other insurance policies issued by PICOM or MEEMIC in the ordinary course of PICOM's or MEEMIC's insurance business.

                     SECTION 9.2.13 Regulations G, U and X. Not, and not permit any of its Subsidiaries to, use or permit any proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying Margin Stock within the meaning of Regulations G, U or X of the F.R.S. Board.

                     SECTION 9.2.14 Subsidiaries. Not, and not permit any of its Subsidiaries to, create or permit to exist any Subsidiary, except those Subsidiaries in existence on the date hereof, without the prior written consent of the Lender which consent shall not be unreasonably withheld.

                     SECTION 9.2.15 Other Agreements. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                     SECTION 9.2.16 Business Activities. Not, and not permit any Subsidiary to, curtail, cease or terminate its present lines of business (except for the termination of lines of business in the regular and ordinary course of business based upon prudent business judgment) and not, and not permit any Subsidiary to, engage in any type of business except the business in which it is engaged as of the date hereof, the activities incidental and related thereto and businesses substantially related or similar to the type of business presently being conducted, without the prior written consent of the Lender which consent shall not be unreasonably withheld, and not permit PICOM or PICOM-III. to (i) grant to any Person or permit any Person to exercise any authority to bind PICOM or PICOM-III. on any contract of insurance (except employees of PICOM or PICOM-III., agents for PICOM or PICOM-III. pursuant to authority granted in the regular and ordinary course of business or (ii) maintain or purchase reinsurance of PICOM's or PICOM-III.'s insurance business with or from any insurance company except (a) insurance companies rated "A-" or better by A.M. Best & Co., other than Underwriters at Lloyds, CNA International Reinsurance Ltd., Terra Nova Insurance Company Ltd., UnionAmerica Insurance Company Ltd., Zurich RE (UK) Ltd., Eisen Und Stahl Ruckversicherung AG, and Hannover Ruckversicherung AG,
(b) other insurance companies, but only to the extent that the obligations of such other insurance companies under Reinsurance Agreements are secured by letters of credit, trust funds, withheld funds or other security in a form acceptable to the Lender such that PICOM is permitted to take credit for ceded reinsurance in accordance with SAP for financial statement reporting purposes, or (c) other insurance companies specifically approved by the Lender, which approval shall not be unreasonably withheld.

                     SECTION 9.2.17 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (including, without limitation those requiring any fees or other payments to be made by Borrower or any Subsidiary to an Affiliate with respect to services or those with respect to the purchase, sale or exchange of property); except those entered into on or before Closing which are on terms and conditions satisfactory to the Lender and are described on Schedule 9.2.17 hereto, and those entered into by Borrower or any Subsidiary with any other Affiliate pursuant to the reasonable requirements of the respective business of the Borrower or such Subsidiary, with all such transactions to be on fair and reasonable terms which are not less favorable to the Borrower or its Subsidiary than those otherwise reasonably attainable in a comparable arms' length transaction from any Person which is not such an Affiliate.

                     SECTION 9.2.18 Indebtedness. Not, and not permit any of its Subsidiaries to, incur or permit to exist any Indebtedness except (i) the Loans and other Liabilities; (ii) deferred taxes; (iii) current accounts payable arising in the ordinary course of business and not overdue; (iv) not-current accounts payable being contested in good faith and by appropriate proceedings, and with respect to which reserves have been established, and are being maintained, in accordance with GAAP; (v) those Hedging Obligations entered into as a result of the transactions hereunder; and (vi) other Indebtedness not to exceed $2,500,000 in the aggregate at any time outstanding.

                     SECTION 9.2.19 Liens. Not, and not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any assets now or hereafter existing or acquired, except the following (collectively, "Permitted Encumbrances"): (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property for services, (iii) Liens in connection with the acquisition of fixed assets after the date hereof and attaching only to the property being acquired, if the indebtedness secured thereby does not exceed 80% of the fair market value of such property at the time of cquisition thereof nor $1,000,000 in the aggregate at any one time outstanding, (iv) Liens as incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (v) mechanics', workers', materialmen's and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith and by appropriate proceedings and with respect to which adequate reserve have been established, and are being maintained, in accordance with GAAP, (vi) other Liens securing Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding, (vii) Liens in favor of the Lender and (viii) Liens referred to in Section 6.3 hereof.

                     SECTION 9.2.20 Advances to or Investments in Affiliates. Other than as reflected in Schedule 9.2.20 and (i) advances and investments made prior to the Closing Date and revealed in the financial statements delivered under Sections 8.3 and 8.5, (ii) advances by means of tax payments pursuant to the Tax Sharing Agreement permitted under this Agreement and by the Borrower in the amount of its proportionate share of the Consolidated Group Tax Liability to be paid pursuant to the Tax Sharing Agreement for actual tax liability of the Consolidated Group, or (iii) aggregate capital contributions to the Insurance Subsidiaries not in excess of $5,000,000, neither Borrower, nor any Subsidiary will make or permit to exist any investment in, or loan, advance (including, without limitation, any tax payments under the Tax Sharing Agreements) or contribution, to, any Affiliate of any of them during the term of this Agreement.

                     SECTION 9.2.21 Restricted Payments. Except as permitted in Schedule 9.2.21, not, and not permit any Subsidiary to, purchase or redeem any share of its stock, declare or pay any dividends thereon other than (i) dividends to be made pursuant to Section 9.1.9 hereof, and (ii) any other cash dividends from PICOM or PICOM-III. to the Borrower, and (iii) cash dividends from the Borrower or make any other distribution to stockholders or set aside any funds for any such purpose.

                     SECTION 9.2.22 Negative Pledge Agreements. Not, and not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any agreement, other than this Agreement, the Loan Documents, or agreements with respect to the renewal or extension of the Liabilities which places any restrictions upon the right of the Borrower or any of its Subsidiaries to sell, otherwise dispose of or create a Lien on any of its properties now owned or thereafter acquired other than as permitted herein.

                     SECTION 9.2.23 No Amendment of Certain Documents. Not agree to, enter into or permit to exist any material amendment, revision, modification or waiver of the MEEMIC Documents, without the prior written consent of the Lender.

                     SECTION 9.2.24 Borrower's and Subsidiaries' Stock. Not and not permit any Subsidiary (i) to purchase or otherwise acquire any shares of the stock of Borrower; or (ii) to issue or cause to be issued any shares of stock of Borrower or its Subsidiaries or any warrants, rights or other options therefor other than that issued and outstanding as of the date hereof; and not take any action, or permit any Subsidiary to take any action, which will result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary.

                     SECTION 9.2.25 Restrictions on Surplus Relief Reinsurance Agreements. Not permit PICOM or PICOM-III. to enter into any Surplus Relief Reinsurance Agreement without written consent of the Lender.

                     SECTION 9.2.26 Borrower Property. Not own any property other than cash, cash equivalents or Investment Grade Securities and capital stock of the Subsidiaries.

                     SECTION 9.2.27 Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of a Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired by the Borrower and its Subsidiaries on a consolidated basis in any one Fiscal Year would exceed $3,000,000 in Fiscal Year 1997 and $2,000,000 thereafter.


                                   ARTICLE X

                                   CONDITIONS

                     The obligation of the Lender to make the Loan shall be subject to the prior or concurrent satisfaction (in form and substance satisfactory to the Lender) of each of the conditions precedent set forth below:

                     SECTION 10.1 No Default. No Default shall have occurred and be continuing or will result from the making of the Loan.

                     SECTION 10.2 Warranties and Representations. All warranties and representations contained in this Agreement and the Loan Documents shall be true and correct as of the date of such Loan, with the same effect as though made on the date of and concurrently with the making of such Loan.

                     SECTION 10.3 Litigation. In the opinion of the Lender, in its sole and absolute discretion, (i) no litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry shall be, on the date of the Loan, pending, or to the knowledge of Borrower, threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or to obtain relief as a result of, the transactions contemplated hereunder, or would be materially adverse to, or be detrimental to the interests of, any of the parties to this Agreement or the Loan Documents, and (ii) no material adverse development shall have occurred in any litigation (including, without limitation, derivative actions), arbitration, government investigation or proceeding or inquiry disclosed in Schedule 8.6.

                     SECTION 10.4 Fees. The fees referred to in Article V which are due and payable on or prior to the date of the Loan shall have been paid to the Lender.

                     SECTION 10.5 Documents. The Lender shall have received all of the following, each duly executed and dated the date of Closing (or such earlier date as shall be satisfactory to the Lender), in form and substance satisfactory to the Lender:

                     SECTION 10.5.1 Certain Related Documents. The Note duly executed and appropriately completed.

                     SECTION 10.5.2 Resolutions. Certified copies of resolutions of the Board of Directors of Borrower, authorizing the execution, delivery and performance, respectively, of those documents and matters required of them with respect to this Agreement or the Loan Documents to which they are a party.

                     SECTION 10.5.3 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Borrower, certifying the names of the individual or individuals authorized to sign the Loan Documents to which they are a party, together with a sample of the true signature of each such individual, and stating that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein.

                     SECTION 10.5.4 Opinion of Counsel. The opinion of counsel for the Borrower, addressed to the Lender, in the form of Exhibit D hereto.

                     SECTION 10.5.5 Charter and By-Laws. Certified copies of the corporate charter and by-laws of the Borrower and each of its Subsidiaries, with all amendments thereto.

                     SECTION 10.5.6 Insurance. Evidence that each of Borrower and its Subsidiaries is maintaining insurance of the type required by this Agreement (including, without limitation, casualty, liability and workers' compensation insurance), together with certificates of insurance naming the Lender as an additional insured and, with respect to the Borrower, as loss payee. Such evidence shall include, without limitation, a certificate, in form and substance satisfactory to the Lender and signed by the chief financial officer of Borrower, summarizing the insurance policies carried by the Borrower and its Subsidiaries. The Borrower shall also deliver at the Closing any written evidence of any coverage admitted by an insurer of the Borrower or any of its Subsidiaries referred to in Section 8.6 hereof.

                     SECTION 10.5.7 List of Directors and Officers. A complete list of the officers and directors of each of Borrower and its Subsidiaries as at the date of the Loan. The list delivered by the Borrower pursuant to this Section 10.5.7 shall be updated by the Borrower within five Business Days after any change which would affect such list. The Borrower's obligation to update this list shall survive the Closing Date.

                     SECTION 10.5.8 Certificates. Certificates of compliance for PICOM and PICOM-III. from Illinois, Michigan, Indiana, Ohio and Pennsylvania states, and certificates of good standing for each of the Borrower's Subsidiaries from each jurisdiction in which the business of any of such Subsidiaries requires it to be authorized or qualified to transact business as a foreign corporation, each to be dated within ten business days prior to the Closing Date.

                     SECTION 10.5.9 Financial Statements and Information. The financial statements listed in Section 8.3 and 8.5.

                     SECTION 10.5.10 Consents. Certified copies of all documents evidencing any necessary corporate action and of each consent, license and approval required in connection with (i) the execution, delivery, performance, validity and enforceability of this Agreement, the Loan Documents and any other document provided for hereunder and the transactions contemplated hereby and (ii) the conduct by Borrower and its Subsidiaries of their businesses after the Closing Date; including, without limitation, the approvals of the Director, Division of Insurance of the State of Michigan and any other Governmental Authority whose approval is required by law. Such consents, licenses and approvals shall be in full force and effect and be satisfactory in form and substance to the Lender. Lender shall also have received evidence, in form and substance satisfactory to it, that the foregoing consents, licenses and approvals include all those required to be obtained from the insurance commission or department or analogous Governmental Authority in each relevant jurisdiction.

                     SECTION 10.5.11 Actuarial Certification. Certification of an actuary acceptable to Lender as to the adequacy of PICOM and PICOM-III. reserves as set forth in its Annual Statement as of December 31, 1996, substantially in the form of Exhibit E, as delivered to the Lender prior to the date hereof, together with a letter from such firm addressed to the Lender acknowledging the delivery of said appraisal to the Lender and the Lender's reliance thereon.

                     SECTION 10.5.12 MEEMIC Transactions. Evidence satisfactory to the Lender that the MEEMIC Transactions have been consummated pursuant to the terms of the MEEMIC Documents without waiver of any closing conditions thereunder other than those consented to by the Lender which consent shall not be unreasonably withheld.

                     SECTION 10.5.13 Insurance Proceedings. Evidence satisfactory to the Lender that there are no insurance regulatory proceedings pending or, to the best knowledge of the Borrower, threatened in any state.

                     SECTION 10.5.14 Labor Matters. Evidence satisfactory to the Lender that no labor dispute, slowdown, enforcement action or stoppage shall be pending or threatened against the Borrower or any of its Subsidiaries, and the Borrower and its Subsidiaries shall be in compliance with all provisions of ERISA.

                     SECTION 10.5.15 Tax Sharing Agreements. Evidence satisfactory to the Lender that the Tax Sharing Agreement has been entered into by the Borrower and its Subsidiaries on terms and conditions satisfactory to the Lender.

                     SECTION 10.5.16 Other. Such other documents as the Lender may reasonably request.

                                   ARTICLE XI

                       EVENTS OF DEFAULT AND THEIR EFFECT

                     SECTION 11.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                     SECTION 11.1.1 Non-Payment of Loan. Default in the payment within five (5) days of when due of any principal of or interest on the Loan.

                     SECTION 11.1.2 Non-Payment of Fees, etc. Default in the payment when due of any other amount payable hereunder or under the Loan Documents (other than any amount described in Section 11.1.1) and continuance of such default until a date which is the later of five (5) days after the due date thereof specified in a notice sent by the Lender of such due date or one week from the date of such notice.

                     SECTION 11.1.3 Non-Payment of Other Indebtedness. If there shall occur any (i) default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other Indebtedness of, or guaranteed by, Borrower or any of its Subsidiaries if the aggregate amount of Indebtedness of Borrower and/or any of its Subsidiaries which is accelerated or due and payable, or which may be accelerated or otherwise become due and payable, by reason of such default is $1,000,000 or more, or (ii) default in the performance or observance of any obligation or condition with respect to any such other Indebtedness of, or guaranteed by, Borrower and/or any of its Subsidiaries if the effect of such default is to accelerate the maturity of any such Indebtedness of $1,000,000 or more or to permit the holder or holders of such Indebtedness of $1,000,000 or more, or any trustee or agent for such holders, to cause with Indebtedness to become due and payable prior to its expressed maturity.

                     SECTION 11.1.4 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any obligation of, or condition agreed to by, Borrower or any of its Subsidiaries with respect to any purchase or Lease Obligation (except only to the extent that (i) such default would not have a Material Adverse Effect on the Borrower or any of its Subsidiaries, (ii) the existence of any such default is being contested by Borrower in good faith and by appropriate proceedings and (iii) Borrower has established, and is maintaining, adequate reserves therefor in accordance with
GAAP).

                     SECTION 11.1.5 Bankruptcy, Insolvency, etc. (a) Borrower or any Subsidiary thereof becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or (b) Borrower or any Subsidiary thereof applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or similar Person for Borrower or any Subsidiary or any property of any thereof, or makes a general assignment for the benefit of creditors; or (c) in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian or similar Person is appointed for Borrower or any Subsidiary of Borrower or for a substantial part of the property of any thereof, unless (i) Borrower or such Subsidiary institutes appropriate proceedings to contest or discharge such appointment within 10 days and thereafter continuously and diligently prosecutes such proceedings and (ii) such appointment is in fact discharged within 60 days of such appointment; or (d) bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of Borrower or any Subsidiary, unless (i) such case or proceeding is not commenced by Borrower or any Subsidiary, (ii) such case or proceeding is not consented to or acquiesced in by Borrower or any Subsidiary, (iii) Borrower or such Subsidiary institutes appropriate proceedings to dismiss such case or proceeding within 10 days and thereafter continuously and diligently prosecutes such proceedings and (iv) such case or proceeding is in fact dismissed within 60 days after the commencement thereof; or (e) Borrower or any Subsidiary of Borrower takes any action to authorize, or in furtherance of, any of the foregoing.

                     SECTION 11.1.6 Non-compliance With Certain Provisions. Failure of Borrower to comply (after any applicable notice or grace periods) with the provisions of any of Sections 9.1 or 9.2 which shall be deemed an immediate Event of Default hereunder.

                     SECTION 11.1.7 Non-compliance With Other Provisions. Failure by Borrower to comply with or to perform any provision of this Agreement (and not constituting any Event of Default under any of the other provisions of this Article 11) and continuance of such failure for 30 days after notice thereof from the Lender to the Borrower.

                     SECTION 11.1.8 Warranties and Representations. Any warranty or representation made by or on behalf of Borrower or any Subsidiary herein or in any of the Loan Documents or otherwise in connection herewith or therewith is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any Subsidiary to the Lender or the Lenders is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                     SECTION 11.1.9 Tax Sharing Agreements. Any payments made or to be made by PICOM or the Borrower pursuant to the Tax Sharing Agreement are determined as to PICOM to be prohibited by the Insurance Code or the Department or recharacterized by any Governmental Authority as dividends of any of said Persons and the effect of such prohibition or recharacterization would be a Material Adverse Effect.

                     SECTION 11.1.10 Loan Documents. At any time after the Loan and after any applicable notice or grace period, any "Event of Default" as defined in any of the Loan Documents shall occur or Borrower or any party to the Loan Documents (other than the Lender) shall fail to comply with or to perform any provision of any of the Loan Documents or any of the Loan Documents shall fail to remain in full force and effect; or any action shall be taken to discontinue any of the Loan Documents or to contest the validity, binding nature or enforceability of any thereof or any Lien thereunder in favor of the Lender for the benefit of the Lender.

                     SECTION 11.1.11 Change in Ownership. Borrower shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of capital stock of PICOM, PICOM-III. and PICOM Claims Services.

                     SECTION 11.1.12 Litigation. There shall be entered against Borrower or any of its Subsidiaries one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $1,000,000 in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs or such portion thereof (i) for which there is full insurance and with respect to which a creditworthy insurer has assumed responsibility in writing (on terms satisfactory to the Lender), (ii) for which there is full indemnification (upon terms and from creditworthy indemnitors which are satisfactory to Lender), (iii) which have been in force for less than the applicable period for filing an appeal so long as execution is not levied thereunder (or in respect of which Borrower or its appropriate Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review), or (iv) against PICOM or PICOM-III. arising in the ordinary course of its insurance or surplus lines insurance business unless the aggregate amount of any such outstanding judgments, awards, decrees, orders or writs exceeds at any one time $5,000,000 in the aggregate.

                     SECTION 11.1.13 Change in Regulation. Any change is made in the Michigan or Illinois Insurance Code or the Code affecting the investment or dividend practices of PICOM or PICOM-III. and which results or which may be reasonably expected to result in a Material Adverse Effect.

                     SECTION 11.1.14 Change in Reinsurance. (a) Any change is made to the contracts by which PICOM or PICOM-III. cedes reinsurance which may be reasonably expected to result in a Material Adverse Effect or (b) a reinsurer of PICOM or PICOM-III. becomes or is declared insolvent or an order of liquidation, rehabilitation, conservation or supervision is entered against a reinsurer of PICOM or PICOM-III., or any other kind of delinquency proceeding is commenced against such reinsurer, if such insolvency, order or proceeding may reasonably be expected to result in a Material Adverse Effect.

                     SECTION 11.1.15 Employee Benefit Plans. Instigation by Borrower or any other Person to terminate a Plan if as a result of such termination Borrower or any of its Subsidiaries could be required to make a contribution to such Plan, or could incur a liability or obligation to such Plan, in excess of $1,000,000, or the occurrence of a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 3012(f)(1) of ERISA (as in effect on the Closing Date); or withdrawal by one or more companies in the Controlled Group from one or more Multiemployer Plans to which it or they have an obligation to contribute and the withdrawal liability (without accrued interest) to Multiemployer Plans as a result of such withdrawal or withdrawals (including any outstanding withdrawal liability that the Controlled Group has incurred on the date of such withdrawal) equals or exceeds $1,000,000.

                     SECTION 11.2 Effect of Event of Default. If any Event of Default described in Section 11.1.1 or Section 11.1.5 shall occur, the Loan (if not theretofore terminated) shall immediately terminate and the Note and all other Liabilities shall become immediately due and payable, all without notice of any kind; and, in the case of any other Event of Default, the Lender may declare all or any portion of the Loan (if not theretofore terminated) to be terminated and all or such portion of the Note and all other Liabilities to be due and payable, whereupon all or such portion of the Loan (if not theretofore terminated) shall immediately terminate and all or such portion of the Note and all other Liabilities shall become immediately due and payable, all without further notice of any kind. The Lender shall promptly advise Borrower of any such declaration but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 11.1 may be waived by the Lender in writing, except that the effect as an Event of Default of any event described in Section 11.1.1 may be waived only by the Lender.

                                  ARTICLE XII

                           SUCCESSORS; PARTICIPATIONS

                     SECTION 12.1 Successors; Participations. This Agreement shall, upon execution and delivery by the Borrower, and acceptance by the Lender in Chicago, Illinois, become effective and shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of Lender. The Lender may, without notice or consent of any kind, sell, assign, transfer or grant participations in the Loan. In such event each and every immediate and successive assignee, transferee, holder or participant in the Loan shall have the right to enforce this Agreement, the Note, and all of the other documents or instruments executed in connection herewith, by suit or otherwise, for the benefit of such assignee, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits, but the Lender shall have an unimpaired right, prior and superior to that of any assignee, to enforce this Agreement, the Note, and all of the other documents or instruments executed in connection herewith for the benefit of the Lender, as to so much of the Loan as it has not sold, assigned or transferred.

                                  ARTICLE XIII

                                    GENERAL

                     SECTION 13.1 Waiver; Amendments. No delay on the part of the Lender or any holder of any of the Note or other Liability in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or any Loan Document shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender, or if such amendment, modification, waiver or consent would (i) extend the final scheduled maturity date of the Loan, (ii) reduce the effective interest rate, fees or commissions on the Loan, or (iii) forgive any principal of or interest, fees or commissions payable on the Loan. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                     SECTION 13.2 Confirmations. Borrower and the Lender (or any holders of the Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loan then outstanding under such Note.

                     SECTION 13.3 Notices. (a) Notices forwarded by mail shall be deemed to have been given three days after the date sent if sent by registered or certified mail, postage paid to the address set forth for each party hereto on Schedule 13.3, and (b) notices given by telegram, telex or telecopy shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid or, as appropriate, to the telecopy number set forth on Schedule 13.3 hereto. The Lender shall be entitled to rely upon all telephone notices from Borrower and Borrower shall indemnify and hold Lender harmless from any loss, cost or expense ensuing from any such reliance, which indemnification shall survive any termination of this Agreement.

                     SECTION 13.4 Cost, Expenses and Taxes. Borrower agrees to pay on demand all reasonable costs and expenses of Lender, including the fees and expenses of counsel for Lender (including in-house counsel who are employees of Lender) and of local counsel, if any, who may be retained by said counsel and all costs of appraisals, surveys, environmental reviews and the like required to be made or completed, in connection with the preparation, execution, delivery, administration, syndication, assignment or participation of this Agreement, the Loan Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, except for such syndications, assignments or participations by a Lender other than Lender. Borrower further agrees to pay all costs and expenses, including the reasonable fees and legal expenses of counsel for Lender (including in-house counsel of Lender who are employees thereof) incurred by Lender in connection with the enforcement, waiver or amendment of this Agreement, the Loan Documents and any such other instruments or documents. In addition, Borrower agrees to pay, and to save the Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes which may be payable in connection with the execution, delivery, recording or filing of this Agreement or any of the Loan Documents, the borrowings hereunder or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this Section 13.4 shall survive any termination of this Agreement.

                     SECTION 13.5 Indemnification. (a) In consideration of the Lender's execution and delivery of this Agreement and the Lender's extension of the Loan, Borrower hereby agrees to indemnify, exonerate and hold the Lender and the Lender's respective officers, directors, employees, persons controlling or controlled by any of them and their respective agents, consultants, attorneys and advisors (herein collectively called for purposes of this Section 13.5 "Indemnified Parties" and individually called an "Indemnified Party") free and harmless from the against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities, claims and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees, disbursements and any reasonable out-of-pocket expenses (called in this clause
(a) the "Indemnified Liabilities"), to which any of the Indemnified Parties may become subject, whether directly or indirectly, that result or arise from, or relate to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or involving any Loan,
(ii) the negotiation, preparation, execution, delivery, performance or enforcement of this Agreement, the Loan Documents and any instrument, document or agreement executed pursuant thereto by any of Indemnified Parties, (iii) the Indemnified Parties' furnishing of funds to the Borrower or (iv) any other matter related thereto, except for any such Indemnified Liabilities arising on account of the relevant Indemnified Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                     (b) Without limiting the generality of the indemnities set out in the preceding clause (a) Borrower hereby further agrees to indemnify, exonerate and hold Lender and all Indemnified Parties free and harmless from and against any claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, counsel fees (called in this clause (b) the "Indemnified Liabilities") under federal or state securities law or otherwise (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared by or at the direction of the Borrower in connection with the offer, sale or resale of any securities of Borrower or any of its respective Subsidiaries, or (ii) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading. If and to the extent that the foregoing undertakings in this paragraph may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                     (c) All obligations provided for in this Section 13.5 shall survive any termination of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of the Lender or any Indemnified Party.

                     SECTION 13.6 Submission to Jurisdiction. The Lender may enforce any claim arising out of this Agreement or the Loan Documents in any state or federal court having subject matter jurisdiction and located in Chicago, Illinois. For the purpose of any action or proceeding instituted with respect to any such claim, Borrower hereby irrevocably submits to the jurisdiction and exclusive venue of such courts. Borrower hereby irrevocably designates PICOM Insurance Company of Illinois, with offices on the date hereof at 715 Enterprise Drive, Oak Brook, IL 60521-1974, Attention: Valerie G. Purdy, Vice President, to receive for and on behalf of Borrower service of process in Illinois. Borrower further irrevocably consents to the service of process in Illinois. Borrower further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Borrower and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Lender to serve process in any other manner permitted by law or preclude the Lender from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Chicago, Illinois and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

                     SECTION 13.7 Governing Law. This Agreement, the Loan Documents and the Note shall be a contract made under and governed by the internal laws of the State of Illinois without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of Borrower and rights of the Lender expressed herein or in the Loan Documents shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities.

                     SECTION 13.8 Jury Trial. THE BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR

ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                     SECTION 13.9 Successors and Assigns. This Agreement shall be binding upon Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of Borrower and the Lender and their respective successors and assigns; provided, however, that Borrower shall have no right to assign its rights or delegate its duties under this Agreement. This Agreement and the Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

                     SECTION 13.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one original hereof.

                     Delivered at Chicago, Illinois, as of the day and year first above written.


                           PROFESSIONALS INSURANCE COMPANY MANAGEMENT GROUP


                                       By: R. Kevin Clinton
                                           --------------------------------
                                          Name: R. Kevin Clinton
                                                ---------------------------
                                          Its:  Chief Financial Officer
                                                ---------------------------

                                       LASALLE NATIONAL BANK N.A.,


                                       By:  Janet R. Gates
                                            --------------------------------
                                          Name: Janet R. Gates
                                                ----------------------------
                                          Its:  First Vice President
                                                ----------------------------

                         EXHIBIT A TO CREDIT AGREEMENT

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER



     The undersigned, Professionals Insurance Company Management Group, a Michigan corporation (the "Borrower"), hereby certifies to LaSalle National Bank (the "Lender") pursuant to that certain Credit Agreement dated April 4, 1997 between the Lender and the Borrower (the "Credit Agreement"), as follows:

     1. No Default or Event of Default has occurred and is continuing without cure or waiver in writing by the Lender under the Credit Agreement.

     2. None of the covenants or agreements of the Borrower set forth in
Section 9 of the Credit Agreement are currently being breached or violated, including, without limitation Sections 9.18, 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5,
9.2.6, 9.2.7 and 9.2.8 of the Credit Agreement for which calculations using true and accurate financial information of the Borrower proving compliance with such covenants are set forth below:

                          [Insert Calculations Proving
                        Compliance with Above Covenants]

     The undersigned Chief Financial Officer of the Borrower has been duly authorized by all necessary action to execute this Certificate on behalf of the Borrower.

Date: _______________, 1997

                                               PROFESSIONALS INSURANCE
                                               COMPANY MANAGEMENT GROUP



                                               By:______________________________

                                               Name:___________________________
                                               Title: Chief Financial Officer

                         EXHIBIT B TO CREDIT AGREEMENT

                         CONTINUATION/CONVERSION NOTICE
                         ------------------------------

LaSalle National Bank
135 South LaSalle Street
Chicago, IL    60603

                 Re:      Credit Agreement dated April 4, 1997

Ladies and Gentlemen:

         Pursuant to Section 4.5 of the captioned Credit Agreement between us, as Borrower, and you, as Lender thereunder (the "Credit Agreement") we hereby give you notice of our election, to be effective on _____________, 1997 (the "Effective Date"):

[SELECT APPLICABLE ELECTION]

(1) to convert the Loan from a Prime Rate Loan into a LIBOR Loan, with an Interest Period therefor beginning on the Effective Date and continuing for [one/two/three/six/twelve] months thereafter.

(2) to convert the LIBOR Loan for which the applicable Interest Period therefor expires _____________, 19___, from a LIBOR Loan to a Prime Rate Loan.

(3) to continue the LIBOR Loan for which the applicable Interest Period therefor expires __________, 19____, as a LIBOR Loan with an Interest Period therefor beginning on the Effective Date and continuing for [one/two/three/six/twelve] months thereafter.

The foregoing election is subject to the provisions, restrictions and conditions of the Credit Agreement. Defined terms used herein are used as defined in the Credit Agreement.

         This Notice is given not less than two nor more than five Business Days' prior to the Effective Date. No Default or Event of Default has occurred and is continuing without cure or waiver in writing by the Lender under the Credit Agreement.

         The undersigned officer has been duly authorized by all necessary action to execute this Notice on behalf of the Borrower.

Date:______________________


                                               PROFESSIONALS INSURANCE
                                               COMPANY MANAGEMENT GROUP



                                               By: _____________________________

                                               Name: __________________________

                                               Title: _________________________

                         EXHIBIT C TO CREDIT AGREEMENT

                                PROMISSORY NOTE


$22,500,000                                                     April 4, 1997


         Professionals Insurance Company Management Group, a Michigan corporation ("Maker"), for value received, hereby promises to pay to the order of LaSalle National Bank (the "Bank"), the principal sum of Twenty Two Million Five Hundred Thousand ($22,500,000), or, if less, the aggregate unpaid principal amount of the Loan made to the Maker by the Bank pursuant to the Credit Agreement referenced below. The principal amount of the Loan shall be payable in an amount equal to the amount shown below opposite such date (subject to adjustment for voluntary prepayments as described in the Credit Agreement):

                                   Annual Payment Dates                                    Amount Per Payment
                                   --------------------                                    ------------------
                                      April 30, 1998                                          $ 2,500,000
                                      April 30, 1999                                          $ 2,500,000
                                      April 30, 2000                                          $ 3,000,000
                                      April 30, 2001                                          $ 3,000,000
                                      April 30, 2002                                          $ 3,500,000
                                      April 30, 2003                                          $ 3,500,000
                                      April 30, 2004                      $ 4,500,000 or, if less, the aggregate outstanding
                                                                          principal amount of the Loan then outstanding.

This Note shall bear interest (computed on the basis of a 360 day year) on any and all principal amounts remaining unpaid hereunder from time to time, from the date hereof until maturity, at an interest rate per annum determined in accordance with Article IV of the Credit Agreement. Any amount of interest or principal hereof which is not paid when due, whether at maturity, by acceleration or otherwise, shall bear interest payable on demand at a fluctuating annual interest rate equal at all times to the applicable Default Rate as defined in the Credit Agreement. If, at any time, the applicable interest rate hereunder is deemed by any competent court of law, governmental agency, board, commission or tribunal, to exceed the maximum rate of interest permitted by applicable law, then, for such time as the applicable interest rate hereunder would be deemed excessive, such interest rate shall be suspended, and this

Note shall bear interest at the maximum rate permissible under such applicable law, but thereafter, the former applicable interest rate hereunder shall be reinstated.

         This Note may be prepaid in whole or in part at any time or from time to time in accordance with the terms of the Credit Agreement. All payments hereunder shall be applied first to interest on the unpaid balance at the rate herein specified or referred to and then to principal. All payments of principal and interest on this Note shall be payable in lawful money of the United States of America at the offices of LaSalle National Bank located at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder of this Note may designate in writing to the undersigned. Except as otherwise set forth in the Credit Agreement, if any payment of principal or interest hereunder shall become due on a Saturday, Sunday or business holiday under the laws of the State of Illinois or the United States of America, such payments shall be made on the next succeeding business day and such extension shall be included in computing any interest in respect of such payment.

         This Note is the Note referred to in, and evidences certain indebtedness incurred by the Maker to the Bank under, that certain Credit Agreement dated April 4, 1997 between the Bank and the Maker (together with any amendments, extensions, modifications, renewals, restatements and substitutions thereof and therefor, being referred to herein, collectively, as the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the due date of this Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided in said Credit Agreement and the Loan Documents referred to therein. The Maker agrees to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Bank's rights hereunder, under the Credit Agreement, or under any Loan Documents referred to therein promptly on demand of the Bank.

         EXCEPT TO THE EXTENT PROVIDED IN THE CREDIT AGREEMENT, THE MAKER HEREBY WAIVES DEMAND, PRESENTMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR OR DEFAULT AND ANY OTHER NOTICE OR DEMAND OF WHATSOEVER KIND OR NATURE IN CONNECTION WITH THIS NOTE AND THE LOANS EVIDENCED HEREBY. THE MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL, STATE OR LOCAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS AND WAIVES ANY RIGHT TO TRIAL BY JURY AND ANY OBJECTION TO VENUE WITH RESPECT TO ANY ACTION INSTITUTED HEREUNDER OR UNDER THE CREDIT AGREEMENT. THE MAKER HEREBY FURTHER WAIVES PERSONAL SERVICE OF ANY PROCESS OR PAPERS TO BE SERVED IN ANY SUCH ACTION AND AGREE THAT ANY SUCH SERVICE MAY BE MADE BY MAILING SUCH PROCESS OR PAPERS, POSTAGE PREPAID AND ADDRESSED TO THE MAKER AT THE ADDRESS SET FORTH BELOW AND TO THE MAKER'S REGISTERED AGENTS, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN WHICH

CASE SUCH PROCESS OR PAPERS SHALL BE DEEMED RECEIVED FIVE (5) DAYS THEREAFTER, OR BY OVERNIGHT MAIL OR EXPRESS DELIVERY SERVICE, IN WHICH CASE SUCH PROCESS OR PAPERS SHALL BE DEEMED RECEIVED ONE (1) DAY THEREAFTER.


                                        MAKER:

                                        PROFESSIONALS INSURANCE COMPANY
                                        MANAGEMENT GROUP,
                                        a Michigan corporation

MAILING ADDRESS:
4295 Okemos Road                        By:
Box 2510                                    ___________________________________
Okemos, Michigan   48805-2510           Name: ________________________________
                                        Title: _________________________________

                         EXHIBIT D TO CREDIT AGREEMENT


                        [Letterhead of Miller Canfield]




                               ____________, 1997


LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois  60697

Ladies and Gentlemen:

         We have acted as counsel to Professionals Insurance Company Management Group, a Michigan corporation ("Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement dated as of ____________________, 1997 ("Credit Agreement") (together with the documents referred to therein as the "Loan Documents") between the Borrower and LaSalle National Bank ("Lender"). This opinion is rendered to you pursuant to the Loan Documents. Capitalized terms used herein and not otherwise defined will have the respective meanings ascribed to them in the Credit Agreement.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter set forth.

         In examining such documents, we have assumed the genuineness of the signatures of all parties other than the Borrower, the authenticity of all documents purporting to be originals and the conformity to originals of all documents purporting to be copies.

         Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

        1. Each of the Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (b) is duly qualified as a foreign corporation to do or transact business in, and is in good standing under the laws of, each jurisdiction in which the ownership or lease of its respective property or the conduct of its respective

LaSalle National Bank
______________, 1997
Page 2

business requires such qualification, except for jurisdictions in which failure by it to so qualify would not have a Material Adverse Effect.

        2. PICOM is a stock insurance company domiciled in the State of Michigan and holds a certificate of authority from the departments of insurance of Illinois, Indiana, Iowa, Michigan, Ohio and Pennsylvania; PICOM-Ill. is a stock insurance company domiciled in the State of Illinois and holds a certificate of authority from the Illinois Department.

        3. The Borrower has the requisite power and authority (a) to own or lease and pledge or grant a security interest in its assets or properties and to operate its properties and to conduct its business as currently operated and conducted; (b) has obtained all licenses (including, without limitation, the Licenses), permits, consents or approvals from or by, and has made all filings with, and given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct (including, without limitation, the consummation of the transactions contemplated by the MEEMIC Documents, the Credit Agreement and the Loan Documents) where the failure to obtain such licenses, permits, consents or approvals or to make such filings or to give such notices would have a Material Adverse Effect; and (c) to execute, deliver and enter into, to incur and perform its obligations under and to create such liens and security interests in favor of the Lender as are provided for in the Loan Documents to which it is a party or signatory.

        4. The Loan Documents to which the Borrower is a party or signatory, the transactions provided for therein and the Borrower's execution, delivery and entry into, incurrence and performance of the Borrower's respective obligations under, and creation of the liens and security interests in favor of the Lender as are provided for in the Loan Documents to which it is a party or signatory (a) have been duly and validly authorized by all necessary action; (b) do not and will not violate, conflict with or result in a violation or breach of, accelerate any performance required by the Borrower under, or create or impose any lien, security interest or other encumbrance on any of the Borrower's properties or assets (except as provided in and pursuant to the Loan Documents) by reason of the terms of (i) the certificate or articles of incorporation or bylaws of the Borrower; (ii) any law, rule or regulation of any Governmental Authority applicable to any of or by or to which Borrower or its properties are bound or subject; or (iii) to the best of our knowledge, any order, writ, judgment, injunction or decree of any court or any other Governmental Authority, or any indenture, mortgage, deed of trust, lease,

LaSalle National Bank
______________, 1997
Page 3


security agreement or any other instrument or agreement to which the Borrower is a party or subject or by which the Borrower or its properties is bound; and
(c) do not and will not require any consent, license, authorization, waiver, approval, withholding of disapproval, filing with any court, Governmental Authority or other Person not already obtained or filed as of the date hereof.

        5. The Loan Documents have been duly executed and delivered thereby and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject only to (i) bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affect the rights of creditors generally; and (ii) general principles of equity with respect to availability of equitable remedies, regardless of whether enforcement is sought in proceedings at law or in equity.

         6. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7. To the best of our knowledge, (i) Schedule 8.19 attached to the Credit Agreement lists all of the jurisdictions in which PICOM, PICOM-III., or PICOM Claims Services holds Licenses except where the failure to have such License would not have a Material Adverse Effect; (ii) except as set forth on said Schedule 8.19, no such License is the subject of a proceeding for revocation, cancellation, modification, restriction or suspension or any similar proceeding, and no such revocation, cancellation, modification, restriction or suspension has been threatened by any licensing authority or any other Governmental Authority; (iii) said Schedule 8.19 indicates the line or lines of insurance which are permitted to be engaged in with respect to each License therein listed; (v) the Borrower has not entered into any consent, stipulation, decree or agreement that prohibits, modifies, or restricts the authority to transact business under any of the Licenses. The execution and delivery of and performance by the Borrower of the Loan Documents will not result in any revocation, cancellation, modification, restriction or suspension of any such License.

         8. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the Borrower, any of its Subsidiaries, any Affiliate of any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of the

LaSalle National Bank
______________, 1997
Page 4

Credit Agreement or the Note, the making or existence of the Loan or the use of proceeds of the Loan to violate Regulations G, U or X of the F.R.S. Board.

         9. To the best of our knowledge, neither the Borrower nor any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority which would have a Material Adverse Effect, and, to the best of Borrower's knowledge, no such violation has been alleged and, except where failure to do so does not have a Material Adverse Effect, each of the Borrower and its Subsidiaries (i) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority; and the information contained in each of such filings is true, correct and complete in all respects and (ii) has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority.

         10. To the best of our knowledge, no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, threatened against Borrower or any of its Subsidiaries (i) which would, if adversely determined, have a Material Adverse Effect or (ii) which relates to any of the transactions contemplated in the Credit Agreement or MEEMIC Documents.

         11. To the best of our knowledge, neither the Borrower nor any of its Subsidiaries are in default under any contracts to which it is a party or by which it is bound which could have a Material Adverse Effect.

         [12.    The MEEMIC Transactions have been completed in all material respects in accordance with the terms of the MEEMIC Documents, and all consents, authorizations, orders, or approvals of any filings with any Governmental Authority required to be obtained or made prior to the consummation of the MEEMIC Transactions have been so obtained or made.]

         The opinions hereinbefore expressed are limited by principles of equity which may limit the availability of certain rights and remedies, and do not reflect the effect of bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and debtors' obligations generally.

LaSalle National Bank
______________, 1997
Page 5

         This letter may be relied on by the Lender and its respective successors and permitted assigns and participants.

                                           Very truly yours,

                                           MILLER CANFIELD